Exhibit 4.1

Execution Version

HSBC HOLDINGS PLC,

as Issuer

THE BANK OF NEW YORK MELLON, LONDON BRANCH,

as Trustee

HSBC BANK USA, NATIONAL ASSOCIATION,

as Paying Agent, Registrar and Calculation Agent

TWENTY-FOURTH SUPPLEMENTAL INDENTURE

Dated as of March 10, 2022

To the Senior Indenture, dated as of August 26, 2009,

among the Issuer, the Trustee and the Paying Agent, Registrar and Exchange Rate Agent

$1,750,000,000 2.999% Fixed Rate/Floating Rate Senior Unsecured Notes due 2026

$500,000,000 Floating Rate Senior Unsecured Notes due 2026

EXHIBIT A – Form of 2.999% Fixed Rate/Floating Rate Global Security

EXHIBIT B – Form of Floating Rate Global Security

TWENTY-FOURTH SUPPLEMENTAL INDENTURE, dated as of March 10, 2022 (this “Supplemental Indenture”), by and among HSBC Holdings plc, a public limited company duly organized and existing under the laws of England and Wales (the “Company”), having its principal office at 8 Canada Square, London E14 5HQ, England, The Bank of New York Mellon, London Branch, a New York banking corporation, as trustee (the “Trustee”), having its principal corporate trust office at 101 Barclay Street, Floor 7-East, New York, New York 10286, and HSBC Bank USA, National Association, as Paying Agent, Registrar and Calculation Agent (together, the “Agent”), having its principal office at 452 Fifth Avenue, New York, New York 10018.

W I T N E S S E T H:

WHEREAS, the Company, the Trustee and the Agent have executed and delivered an indenture dated as of August 26, 2009 (as amended or supplemented from time to time, the “Base Indenture” and, together with this Supplemental Indenture, the “Indenture”), to provide for the issuance of the Company’s Debt Securities;

WHEREAS, Section 9.01(5) of the Base Indenture provides that the Company and the Trustee may enter into a supplemental indenture to establish the forms or terms of the Debt Securities of any series without the consent of the Holders as permitted under Sections 2.01 and 3.01 of the Base Indenture;

WHEREAS, the Company desires to issue two series of Debt Securities under the Base Indenture (as supplemented and amended by this Supplemental Indenture), the $1,750,000,000 2.999% Fixed Rate/Floating Rate Senior Unsecured Notes due 2026 (such series of Debt Securities, the “Fixed/Floating Rate Notes”), and the $500,000,000 Floating Rate Senior Unsecured Notes due 2026 (such series of Debt Securities, the “Floating Rate Notes” and “Notes” shall mean any of the Fixed/Floating Rate Notes or the Floating Rate Notes, as applicable), each such series to be issued pursuant to this Supplemental Indenture;

WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid and binding instrument in accordance with the terms of the Base Indenture have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

NOW, THEREFORE, each party agrees as follows for the benefit of the other parties and the equal and ratable benefit of the Holders.

ARTICLE 1

DEFINITIONS

SECTION 1.01. Definition of Terms. For all purposes of this Supplemental Indenture:

(a) capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Base Indenture;

(b) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c) the singular includes the plural and vice versa;

(d) the use of “or” is not intended to be exclusive unless expressly indicated otherwise;

(e) the section headings herein are for convenience only and shall not affect the construction of this Supplemental Indenture;

(f) wherever the words “include,” “includes” or “including” are used in this Supplemental Indenture, they shall be deemed to be followed by the words “without limitation”;

(g) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(h) references herein to a specific Section, Article or Exhibit refer to Sections or Articles of, or an Exhibit to, this Supplemental Indenture, unless otherwise specified.

SECTION 1.02. Supplemental Definitions. The following definitions shall apply to the Notes only:

(a) “Agent” has the meaning set forth in the introduction to this Supplemental Indenture;

(b) “Applicable Currency” means Dollars;

(c) “Banking Act” means the UK Banking Act 2009, as amended;

(d) “Benchmark” has the meaning set forth in Section 3.03(a);

(e) “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company (in consultation, to the extent practicable, with the Calculation Agent) or the Company’s designee (in consultation with the Company) as of the Benchmark Replacement Date:

(i) the sum of: (A) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor (if any) and (B) the Benchmark Replacement Adjustment;

(ii) the sum of: (A) the ISDA Fallback Rate and (B) the Benchmark Replacement Adjustment; and

(iii) the sum of: (A) the alternate rate of interest that has been selected by the Company (in consultation, to the extent practicable, with the Calculation Agent) or the Company’s designee (in consultation with the Company) as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for Dollar-denominated floating rate notes at such time and (B) the Benchmark Replacement Adjustment;

(f) “Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company (in consultation, to the extent practicable, with the Calculation Agent) or the Company’s designee (in consultation with the Company) as of the Benchmark Replacement Date:

(i) the spread adjustment (which may be a positive or negative value or zero) that has been (A) selected or recommended by the Relevant Governmental Body or (B) determined by the Company (in consultation, to the extent practicable, with the Calculation Agent) or the Company’s designee (in consultation with the Company) in accordance with the method for calculating or determining such spread adjustment that has been selected or recommended by the Relevant Governmental Body, in each case for the applicable Unadjusted Benchmark Replacement;

(ii) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(iii) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company (in consultation, to the extent practicable, with the Calculation Agent) or the Company’s designee (in consultation with the Company) giving due consideration to industry-accepted spread adjustments (if any), or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated floating rate notes at such time;

(g) “Benchmark Replacement Conforming Changes” has the meaning set forth in Section 3.04(b);

(h) “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(i) in the case of clause (i) or (ii) of the definition of “Benchmark Transition Event,” the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(ii) in the case of clause (iii) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination;

(i) “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(i) a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(ii) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(iii) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative;

(j) “Benchmark Transition Provisions” has the meaning set forth in Section 3.04;

(k) “Business Day” means a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England, and in the City of New York, New York;

(l) “Calculation Agent” means HSBC Bank USA, National Association, or its successor appointed by the Company pursuant to the Calculation Agent Agreement;

(m) “Calculation Agent Agreement” means the calculation agent agreement dated as of the Issue Date between the Company and the Calculation Agent;

(n) “Company” has the meaning set forth in the introduction to this Supplemental Indenture;

(o) “Compounded Daily SOFR” has the meaning set forth in Section 3.03(b);

(p) “Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustments) as the applicable tenor for the then-current Benchmark;

(q) “d” has the meaning set forth in Section 3.03(b);

(r) “d0” has the meaning set forth in Section 3.03(b);

(s) “designee” means an Affiliate or any other agent of the Company;

(t) “Determination Agent” means an investment bank or financial institution of international standing selected by the Company (which may be the Calculation Agent or an Affiliate of the Company);

(u) “EUWA” means the European Union (Withdrawal) Act 2018, as amended;

(v) “Fixed Rate Period” has the meaning set forth in Section 3.01(a)(i);

(w) “Fixed Rate Period Interest Payment Date” means March 10 and September 10 of each year, beginning on September 10, 2022;

(x) “Fixed/Floating Rate Notes” has the meaning set forth in the recitals to this Supplemental Indenture;

(y) “Fixed/Floating Rate Notes Floating Rate Interest Period” means, during the Floating Rate Period, the period beginning on (and including) a Floating Rate Period Interest Payment Date and ending on (but excluding) the next succeeding Floating Rate Period Interest Payment Date; provided that the first Fixed/Floating Rate Notes Floating Rate Interest Period will begin on (and include) March 10, 2025 and will end on (but exclude) the first Floating Rate Period Interest Payment Date;

(z) “Fixed/Floating Rate Notes Interest Payment Date” means any Fixed Rate Period Interest Payment Date or Floating Rate Period Interest Payment Date;

(aa) “Fixed/Floating Rate Notes Make-Whole Redemption” has the meaning set forth in Section 2.03(a)(i);

(bb) “Fixed/Floating Rate Notes Make-Whole Redemption Period” means the period beginning on (and including) September 10, 2022 (six months following the Issue Date) to (but excluding) the Fixed/Floating Rate Notes Par Redemption Date; provided that if any additional notes of the same series are issued after the Issue Date, the Fixed/Floating Rate Notes Make-Whole Redemption Period for such additional notes shall begin on (and include) the date that is six months following the issue date for such additional notes;

(cc) “Fixed/Floating Rate Notes Margin” has the meaning set forth in Section 3.01(a)(ii);

(dd) “Fixed/Floating Rate Notes Maturity Date” means March 10, 2026;

(ee) “Fixed/Floating Rate Notes Par Redemption” has the meaning set forth in Section 4.02(a);

(ff) “Fixed/Floating Rate Notes Par Redemption Date” means March 10, 2025;

(gg) “Floating Rate Notes” has the meaning set forth in the recitals to this Supplemental Indenture;

(hh) “Floating Rate Interest Period” means either a Fixed/Floating Rate Notes Floating Rate Interest Period or a Floating Rate Notes Interest Period, as applicable.

(ii) “Floating Rate Notes Interest Period” means the period beginning on (and including) a Floating Rate Notes Interest Payment Date and ending on (but excluding) the next succeeding Floating Rate Notes Interest Payment Date; provided that the first Floating Rate Notes Interest Period will begin on (and include) the Issue Date and will end on (but exclude) the first Floating Rate Notes Interest Payment Date;

(jj) “Floating Rate Notes Interest Payment Date” means March 10, June 10, September 10 and December 10 of each year, beginning on June 10, 2022;

(kk) “Floating Rate Notes Margin” has the meaning set forth in Section 3.01(d)(i);

(ll) “Floating Rate Notes Maturity Date” means March 10, 2026;

(mm) “Floating Rate Notes Par Redemption” has the meaning set forth in Section 4.02(d);

(nn) “Floating Rate Notes Par Redemption Date” means March 10, 2025;

(oo) “Floating Rate Period” means the period from (and including) March 10, 2025 to (but excluding) the Fixed/Floating Rate Notes Maturity Date;

(pp) “Floating Rate Period Interest Payment Date” means June 10, 2025, September 10, 2025, December 10, 2025 and March 10, 2026;

(qq) “HSBC Group” or “HSBC” means the Company together with its subsidiary undertakings;

(rr) “H.15” means the weekly statistical release designated as such and published by the Board of Governors of the United States Federal Reserve System, or any successor or replacement publication that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, and “most recent H.15” means the H.15 published closest in time but prior to 5:00 p.m. (New York City time) on the applicable Price Determination Date;

(ss) “i” has the meaning set forth in Section 3.03(b);

(tt) “Initial Interest Rate” means 2.999% per annum;

(uu) “Interest Determination Date” means the third Business Day preceding the applicable Interest Payment Date;

(vv) “Interest Payment Date” means either a Fixed/Floating Rate Notes Interest Payment Date or a Floating Rate Notes Interest Payment Date, as applicable;

(ww) “ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. (“ISDA”) or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time;

(xx) “ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor;

(yy) “ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment;

(zz) “Issue Date” means March 10, 2022;

(aaa) “Loss Absorption Disqualification Event” has the meaning set forth in Section 2.04(b);

(bbb) “Loss Absorption Disqualification Event Redemption Option” has the meaning set forth in Section 2.04(a);

(ccc) “Loss Absorption Regulations” means, at any time, the laws, regulations, requirements, guidelines, rules, standards and policies from time to time relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments in effect in the UK and applicable to the Company from time to time, including, without limitation to the generality of the foregoing, the Banking Act and UK CRR (whether or not such requirements, guidelines or policies are applied generally or specifically to the Company or to the Company and any of its holding or subsidiary companies or any subsidiary of any such holding company) in each case as amended, supplemented or replaced from time to time;

(ddd) “Margin” means either the Fixed/Floating Rate Notes Margin or the Floating Rate Notes Margin, as applicable;

(eee) “Maturity Date” means either the Fixed/Floating Rate Notes Maturity Date or the Floating Rate Notes Maturity Date, as applicable;

(fff) “ni” has the meaning set forth in Section 3.03(b);

(ggg) “Notes” has the meaning set forth in the recitals to this Supplemental Indenture;

(hhh) “NY Federal Reserve’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org (or any successor website);

(iii) “Observation Period” has the meaning set forth in Section 3.03(b);

(jjj) “Par Redemption” means either the Fixed/Floating Rate Notes Par Redemption or the Floating Rate Notes Par Redemption;

(kkk) “PRA” means the UK Prudential Regulation Authority or any successor entity;

(lll) “Price Determination Date” means the third Business Day preceding the applicable Redemption Date;

(mmm) “Reference Time” means (i) if the Benchmark is Compounded Daily SOFR, for each USGS Business Day, 3:00 p.m. (New York time) on the next succeeding USGS Business Day, and (ii) if the Benchmark is not Compounded Daily SOFR, the time determined by the Company (in consultation, to the extent practicable, with the Calculation Agent) or the Company’s designee (in consultation with the Company) in accordance with the Benchmark Replacement Conforming Changes;

(nnn) “Reference Treasury” means, with respect to any Price Determination Date, the U.S. Treasury security or securities selected by the Company (in consultation, to the extent practicable, with the Determination Agent) (i) with an actual or interpolated maturity comparable with the remaining term to the applicable Fixed/Floating Rate Notes Par Redemption Date and (ii) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in U.S. Dollars and a maturity comparable to the remaining term to the applicable Fixed/Floating Rate Notes Par Redemption Date;

(ooo) “Reference Treasury Dealer” means, with respect to any Price Determination Date, each of up to five banks selected by the Company (in consultation, to the extent practicable, with the Determination Agent), or the Affiliates of such banks, which are (i) primary U.S. Treasury securities dealers, and their respective successors, or (ii) market makers in pricing corporate bond issues denominated in U.S Dollars;

(ppp) “Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Price Determination Date, the arithmetic average, as determined by the Determination Agent, of the bid and offered prices for the applicable Reference Treasury, expressed in each case as a percentage of its principal amount, quoted by the applicable Reference Treasury Dealer at 11:00 a.m. (New York City time), on such Price Determination Date;

(qqq) “Reference Treasury Price” means, with respect to any Price Determination Date, (i) the arithmetic average of the Reference Treasury Dealer Quotations for such Price Determination Date, after excluding the highest quotation (or, in the event of more than one highest quotation, one of the highest) and lowest quotation (or, in the event of more than one lowest quotation, one of the lowest), or (ii) if fewer than five but more than one such Reference Treasury Dealer Quotations are received, the arithmetic average of all such quotations, or (iii) if only one such Reference Treasury Dealer Quotation is received, then such quotation; each as quoted in writing to the Determination Agent by a Reference Treasury Dealer;

(rrr) “Reference Treasury Rate” means, with respect to any Price Determination Date, the rate per annum equal to:

(i) the yield, which represents the average for the week immediately prior to the Price Determination Date appearing in the most recent “H.15” under the caption “Treasury constant maturities,” for the maturity most closely corresponding to the Fixed/Floating Rate Notes Par Redemption Date; provided that if no maturity is within three months before or after the Fixed/Floating Rate Notes Par Redemption Date, yields for the two published maturities most closely corresponding to the Reference Treasury shall be determined and the Reference Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month; or

(ii) if such release (or any successor release) is not published during the week immediately prior to the Price Determination Date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Reference Treasury, calculated using a price for the Reference Treasury (expressed as a percentage of its principal amount) equal to the Reference Treasury Price for the applicable Price Determination Date; provided that, if the period from the applicable Redemption Date to the Fixed/Floating Rate Notes Par Redemption Date is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year will be used.

(sss) “Relevant Governmental Body” means the Federal Reserve and/or the Federal Reserve Bank of New York (“NY Federal Reserve”), or a committee officially endorsed or convened by the Federal Reserve and/or the NY Federal Reserve or any successor thereto;

(ttt) “Relevant Regulator” means the PRA or any successor entity or other entity primarily responsible for the prudential supervision of the Company;

(uuu) “Relevant Supervisory Consent” means, in relation to any redemption or purchase of the Notes, any required permission of the Relevant Regulator applicable to the Company or the Relevant UK Resolution Authority (as applicable). For the avoidance of doubt, Relevant Supervisory Consent will not be required if either (i) none of the Notes qualify as part of the Company’s regulatory capital, or own funds and eligible liabilities or loss absorbing capacity instruments, as the case may be, each pursuant to the Loss Absorption Regulations, (ii) the relevant Notes are repurchased for market-making purposes in accordance with any permission given by the Relevant Regulator pursuant to the Loss Absorption Regulations within the limits prescribed in such permission or (iii) the relevant Notes are being redeemed or repurchased pursuant to any general prior permission granted by the Relevant Regulator or the Relevant UK Resolution Authority (as applicable) pursuant to the Loss Absorption Regulations within the limits prescribed in such permission;

(vvv) “Relevant UK Resolution Authority” means any authority with the ability to exercise a UK Bail-in Power;

(www) “SOFR” has the meaning set forth in Section 3.03(b);

(xxx) “SOFRi” has the meaning set forth in Section 3.03(b);

(yyy) “Trustee” has the meaning set forth in the introduction to this Supplemental Indenture;

(zzz) “UK Bail-in Legislation” means Part I of the Banking Act and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings);

(aaaa) “UK Bail-in Power” means the powers under the UK Bail-in Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, write-down, transfer, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability;

(bbbb) “UK CRR” means Regulation (EU) No. 575/2013 on prudential requirements for credit institutions and investment firms of the European Parliament and of the Council of 26 June 2013, as amended or supplemented from time to time, as it forms part of domestic law in the UK by virtue of the EUWA;

(cccc) “Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment; and

(dddd) “USGS Business Day” has the meaning set forth in Section 3.03(b).

ARTICLE 2

THE NOTES

SECTION 2.01. Terms Relating to Principal, Interest and Redemption on Each Series of Notes.

(a) The following terms relating to principal, interest and redemption of the Fixed/Floating Rate Notes are hereby established:

(i) the title of the Fixed/Floating Rate Notes shall be “2.999% Fixed Rate/Floating Rate Senior Unsecured Notes due 2026”;

(ii) the aggregate principal amount of the Fixed/Floating Rate Notes that may be authenticated and delivered under the Indenture shall not initially exceed $1,750,000,000 (except as otherwise provided in the Indenture);

(iii) the principal on the Fixed/Floating Rate Notes shall be payable on the Fixed/Floating Rate Notes Maturity Date;

(iv) during the Fixed Rate Period, interest on the Fixed/Floating Rate Notes shall be payable at the Initial Interest Rate and semi-annually in arrear on each Fixed Rate Period Interest Payment Date. During the Floating Rate Period, interest on the Fixed/Floating Rate Notes shall be payable at a rate per annum determined in accordance with Article Three and quarterly in arrear on each Floating Rate Period Interest Payment Date. Accrual and computation of interest on the Fixed/Floating Rate Notes shall be determined in accordance with Article Three; and

(v) the Fixed/Floating Rate Notes shall not be redeemable except as provided in Section 2.03, Section 2.04 or Article Eleven of the Base Indenture, as amended by Sections 4.01 and 4.02. The Fixed/Floating Rate Notes shall not be redeemable at the option of the Holders at any time. Notwithstanding anything to the contrary in the Indenture or the Fixed/Floating Rate Notes, including Section 11.01 of the Base Indenture, the Company may only redeem or repurchase the Fixed/Floating Rate Notes prior to the Fixed/Floating Rate Notes Maturity Date pursuant to Section 2.03, Section 2.04 or Article Eleven of the Base Indenture, as amended by Sections 4.01 and 4.02, if the Company has obtained any Relevant Supervisory Consent.

(b) The following terms relating to principal, interest and redemption of the Floating Rate Notes are hereby established:

(i) the title of the Floating Rate Notes shall be “Floating Rate Senior Unsecured Notes due 2026”;

(ii) the aggregate principal amount of the Floating Rate Notes that may be authenticated and delivered under the Indenture shall not initially exceed $500,000,000 (except as otherwise provided in the Indenture);

(iii) the principal on the Floating Rate Notes shall be payable on the Floating Rate Notes Maturity Date;

(iv) from (and including) the Issue Date to (but excluding) the Floating Rate Notes Maturity Date, interest on the Floating Rate Notes shall be payable at a rate per annum determined in accordance with Article Three and quarterly in arrear on each Floating Rate Notes Interest Payment Date. Accrual and computation of interest on the Floating Rate Notes shall be determined in accordance with Article Three; and

(v) the Floating Rate Notes shall not be redeemable except as provided in Section 2.04 of this Supplemental Indenture or Article Eleven of the Base Indenture, as amended by Sections 4.01 and 4.02. The Floating Rate Notes shall not be redeemable at the option of the Holders at any time. Notwithstanding anything to the contrary in the Indenture or the Floating Rate Notes, including Section 2.04 of this Supplemental Indenture or Section 11.01 of the Base Indenture, the Company may only redeem or repurchase the Floating Rate Notes prior to the Floating Rate Notes Maturity Date pursuant to Article Eleven of the Base Indenture, as amended by Sections 4.01 and 4.02, if the Company has obtained any Relevant Supervisory Consent

SECTION 2.02. General Terms Applicable to All Notes

The following terms relating to each series of Notes are hereby established:

(a) the Notes shall be issued on the Issue Date;

(b) principal of, and any interest on, the Notes shall be paid to the Holder through the Agent in its capacity as Paying Agent, having offices in New York City, New York;

(c) the Notes are not issued as Discount Debt Securities or as Indexed Securities and payment obligations under the Notes are not subject to a solvency condition that the Company is able to make such payment and remain able to pay its debts as they fall due and that its assets continue to exceed its liabilities (other than subordinated liabilities);

(d) the Company shall have no obligation to redeem or purchase the Notes pursuant to any sinking fund or analogous provision;

(e) the Notes shall be issued only in denominations of $200,000 and integral multiples of $1,000 in excess thereof;

(f) the Notes shall be denominated in the Applicable Currency;

(g) the payment of principal of, and interest on, the Notes shall be payable only in the coin or currency in which the Notes are denominated which, pursuant to clause (f) above, shall be in the Applicable Currency;

(h) the Notes shall not be converted into or exchanged at the option of the Company or otherwise for stock or other securities of the Company pursuant to Article Twelve of the Base Indenture;

(i) the Notes shall be issued in the form of one or more global securities in registered form, without coupons attached, and the initial Holder with respect to each such global security shall be Cede & Co., as nominee of DTC;

(j) except in limited circumstances, the Notes will not be issued in definitive form;

(k) the Notes shall be evidenced by one or more global securities in registered form substantially in the form of Exhibit A or Exhibit B, as applicable;

(l) to the fullest extent permitted by law, the Holders and the Trustee, in respect of any claims of such Holders to payment of any principal, premium or interest in respect of the Notes, by their acceptance of the Notes, shall be deemed to have waived any right of set-off or counterclaim that such Holders or, as the case may be, the Trustee in such respect, might otherwise have;

(m) members of the HSBC Group other than the Company may purchase or otherwise acquire any of the Notes then Outstanding at the same or differing prices in the open market, negotiated transactions or otherwise without giving prior notice to or obtaining any consent from Holders, in accordance with the Loss Absorption Regulations and, if required, subject to obtaining any Relevant Supervisory Consent; and

(n) the Regular Record Dates for the Notes will be the 15th calendar day preceding each Interest Payment Date, whether or not a Business Day.

SECTION 2.03. Make-Whole Redemption

(a) Fixed/Floating Rate Notes Make-Whole Redemption

(i) Subject to the provisions of Article Eleven of the Base Indenture (as amended by Sections 4.01 and 4.02), the Company may, in its sole discretion, redeem the Fixed/Floating Rate Notes during the Fixed/Floating Rate Notes Make-Whole Redemption Period, in whole at any time during such period or in part from time to time during such period, at a Redemption Price equal to the greater of: (i) 100% of the principal amount of the Fixed/Floating Rate Notes to be redeemed; and (ii) as determined by the Determination Agent, the sum of the present values of (A) the principal amount of the Fixed/Floating Rate Notes to be redeemed (discounted from the Fixed/Floating Rate Notes Par Redemption Date) and (B) the remaining payments of interest to be made on any scheduled Interest Payment Date to (and including) the Fixed/Floating Rate Notes Par Redemption Date for the Fixed/Floating Rate Notes to be redeemed (not including accrued and unpaid interest to (but excluding) the applicable Redemption Date, if any, on the principal amount of the Fixed/Floating Rate Notes), discounted to the applicable Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30 day months) at the Reference Treasury Rate plus 20 basis points, in each case, plus any accrued and unpaid interest on the Fixed/Floating Rate Notes to be redeemed to (but excluding) the applicable Redemption Date (each, a “Fixed/Floating Rate Notes Make-Whole Redemption”).

(ii) The Reference Treasury Rate shall be calculated by the Determination Agent on the Price Determination Date.

(iii) If the Company determines, in its sole discretion, that the inclusion of the Fixed/Floating Rate Notes Make-Whole Redemption provisions in the terms of the Indenture and the Fixed/Floating Rate Notes could reasonably be expected to prejudice the qualification of the Fixed/Floating Rate Notes as eligible liabilities or loss absorbing capacity instruments for the purposes of the Loss Absorption Regulations, then the provisions relating to the Fixed/Floating Rate Notes Make-Whole Redemption shall be deemed not to apply for all purposes relating to the Fixed/Floating Rate Notes and the Company shall not have any right to redeem the Fixed/Floating Rate Notes pursuant to a Fixed/Floating Rate Notes Make-Whole Redemption. In such circumstances, the Company shall promptly provide notice to the Trustee, the Paying Agent, the Calculation Agent and the Holders that the Fixed/Floating Rate Notes Make-Whole Redemption does not apply; provided that failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such determination. No action taken in accordance with this paragraph shall be deemed to be an amendment requiring the consent of Holders under Section 9.02 of the Base Indenture.

SECTION 2.04. Loss Absorption Disqualification Event Redemption

(a) Following the occurrence of a Loss Absorption Disqualification Event, the Company may, within 90 days of the occurrence of the relevant Loss Absorption Disqualification Event, in its sole discretion, redeem the Notes in whole, but not in part (such option to redeem being referred to herein as a “Loss Absorption Disqualification Event Redemption Option”), at a redemption price equal to 100% of their principal amount, plus any accrued and unpaid interest to (but excluding) the applicable Redemption Date.

(b) A “Loss Absorption Disqualification Event” shall be deemed to have occurred if the Notes become fully or partially ineligible to meet the Company’s minimum requirements for (A) eligible liabilities and/ or (B) loss absorbing capacity instruments, in each case as determined in accordance with and pursuant to the relevant Loss Absorption Regulations applicable to the Company, as a result of any: (a) Loss Absorption Regulation becoming effective after the Issue Date; or (b) amendment to, or change in, any Loss Absorption Regulation, or any change in the application or official interpretation of any Loss Absorption Regulation, in any such case becoming effective on or after the Issue Date, provided, however, that a Loss Absorption Disqualification Event shall not occur where the exclusion of the Notes from the relevant minimum requirement(s) is due to the remaining maturity of the Notes being less than any period prescribed by any applicable eligibility criteria for such minimum requirement(s) under the relevant Loss Absorption Regulations effective with respect to the Company on the Issue Date.

(c) If the Company determines, in its sole discretion, that the inclusion of the Loss Absorption Disqualification Event Redemption Option provisions in the terms of the Indenture and the Notes could reasonably be expected to cause a Loss Absorption Disqualification Event to occur, then the provisions relating to the Loss Absorption Disqualification Event Redemption Option shall be deemed not to apply for all purposes relating to the Notes and the Company shall not have any right to redeem the Notes pursuant to a Loss Absorption Disqualification Event Redemption Option. In such circumstances, the Company shall promptly provide notice to the Trustee, the Paying Agent, the Calculation Agent and the Holders of the Notes that the Loss Absorption Disqualification Event Redemption Option does not apply; provided that failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such determination. No action taken in accordance with this paragraph shall be deemed to be an amendment requiring the consent of Holders under Section 9.02 of the Base Indenture.

ARTICLE 3

INTEREST CALCULATION IN RESPECT OF THE NOTES

SECTION 3.01. Interest Rate Terms Specific to Each Series of Notes.

(a) The following terms relating to the Fixed/Floating Rate Notes are hereby established:

(i) From (and including) the Issue Date to (but excluding) March 10, 2025 (the “Fixed Rate Period”), interest on the Fixed/Floating Rate Notes will be payable at a rate of 2.999% per annum (the “Initial Interest Rate”). During the Fixed Rate Period, interest on the Fixed/Floating Rate Notes will be payable semi-annually in arrear on each Fixed Rate Period Interest Payment Date.

(ii) From (and including) March 10, 2025 to (but excluding) the Fixed/Floating Rate Notes Maturity Date (the “Floating Rate Period”), the interest rate on the Fixed/Floating Rate Notes will be equal to the Benchmark plus 1.430% per annum (the “Fixed/Floating Rate Notes Margin”). During the Floating Rate Period, interest on the Fixed/Floating Rate Notes will be payable quarterly in arrear on each Floating Rate Period Interest Payment Date. The interest rate on the Fixed/Floating Rate Notes will be calculated quarterly on each applicable Interest Determination Date.

(iii) During the Fixed Rate Period:

(A) Interest on the Fixed/Floating Rate Notes will be calculated on the basis of twelve 30-day months or, in the case of an incomplete month, the actual number of days elapsed, in each case assuming a 360-day year.

(B) If any scheduled Fixed Rate Period Interest Payment Date is not a Business Day, such Fixed Rate Period Interest Payment Date will be postponed to the next day that is a Business Day, but interest on that payment will not accrue during the period from and after the scheduled Fixed Rate Period Interest Payment Date.

(b) The following terms relating to the Floating Rate Notes are hereby established:

(i) From (and including) the Issue Date to (but excluding) the Floating Rate Notes Maturity Date, the interest rate on the Floating Rate Notes will be equal to the Benchmark plus 1.430 % per annum (the “Floating Rate Notes Margin”). Interest on the Floating Rate Notes will be payable quarterly in arrear on each Floating Rate Notes Interest Payment Date. The interest rate on the Floating Rate Notes will be calculated quarterly on each applicable Interest Determination Date.

SECTION 3.02. Interest Rate Terms Applicable to All Notes

(a) During the Floating Rate Period with respect to the Fixed/Floating Rate Notes, and generally with respect to the Floating Rate Notes:

(i) Notwithstanding Section 3.10 of the Base Indenture, interest on the Notes will be calculated on the basis of the actual number of days in each Floating Rate Interest Period, assuming a 360-day year.

(ii) Notwithstanding Section 1.13 of the Base Indenture, if any scheduled Floating Rate Period Interest Payment Date or Floating Rate Notes Interest Payment Date, as applicable (other than the Maturity Date), is not a Business Day, such Floating Rate Period Interest Payment Date or Floating Rate Notes Interest Payment Date, as applicable, will be postponed to the next day that is a Business Day; provided that if that Business Day falls in the next succeeding calendar month, such Floating Rate Period Interest Payment Date or Floating Rate Notes Interest Payment Date, as applicable, will be the immediately preceding Business Day. If any such Floating Rate Period Interest Payment Date or Floating Rate Notes Interest Payment Date, as applicable (other than the Maturity Date), is postponed or brought forward as described above, the payment of interest due on such postponed or brought forward Floating Rate Period Interest Payment Date or Floating Rate Notes Interest Payment Date, as applicable, will include interest accrued to but excluding such postponed or brought forward Floating Rate Period Interest Payment Date or Floating Rate Notes Interest Payment Date, as applicable.

(iii) If the Maturity Date or date of redemption or repayment of the Notes is not a Business Day, the Company may pay interest and principal on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the Maturity Date or date of redemption or repayment of the Notes.

(iv) If a date of redemption or repayment of the Fixed/Floating Rate Notes falls within the Floating Rate Period but does not occur on a Floating Rate Period Interest Payment Date, or a date of redemption or repayment of the Floating Rate Notes does not occur on a Floating Rate Notes Interest Payment Date, as applicable, (A) the related Interest Determination Date shall be deemed to be the date that is three Business Days prior to such date of redemption or repayment, (B) the related Observation Period shall be deemed to end on (but exclude) the date which is five USGS Business Days prior to such date of redemption or repayment, (C) the Floating Rate Interest Period will be deemed to be shortened accordingly and (D) corresponding adjustments will be deemed to be made to the Compounded Daily SOFR formula.

(v) The interest rate on the Notes during the applicable Floating Rate Interest Period will in no event be higher than the maximum rate permitted by law or lower than 0% per annum.

SECTION 3.03. Calculation of the Benchmark.

(a) The “Benchmark” means, initially, Compounded Daily SOFR; provided that if a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

(b) “Compounded Daily SOFR” means, in relation to a Floating Rate Interest Period, the rate of return of a daily compound interest investment (with SOFR as reference rate for the calculation of interest) during the related Observation Period and will be calculated by the Calculation Agent on the related Interest Determination Date as follows:

Where:

“d” means, in relation to any Observation Period, the number of calendar days in such Observation Period;

“d0” means, in relation to any Observation Period, the number of USGS Business Days in such Observation Period;

“i” means, in relation to any Observation Period, a series of whole numbers from one to d0, each representing the relevant USGS Business Day in chronological order from (and including) the first USGS Business Day in such Observation Period;

“ni” means, in relation to any USGS Business Day “i” in the relevant Observation Period, the number of calendar days from (and including) such USGS Business Day “i” up to (but excluding) the following USGS Business Day;

“Observation Period” means, in respect of each Floating Rate Interest Period, the period from (and including) the date which is five USGS Business Days prior to the first day of such Floating Rate Interest Period to (but excluding) the date which is five USGS Business Days prior to the Interest Payment Date for such Floating Rate Interest Period; provided that the first Observation Period shall commence on (and include) the date which is five USGS Business Days prior to (i) with respect to the Fixed/Floating Rate Notes, the Fixed/Floating Rate Notes Par Redemption Date, and (ii) with respect to the Floating Rate Notes, the Issue Date;

“SOFR” means, in relation to any day, the rate determined by the Calculation Agent in accordance with the following provisions:

(i) the daily Secured Overnight Financing Rate for trades made on such day, available at or around the Reference Time on the NY Federal Reserve’s Website;

(ii) if the rate specified in (i) above is not available at or around the Reference Time for such day (and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred), the daily Secured Overnight Financing Rate in respect of the last USGS Business Day for which such rate was published on the NY Federal Reserve’s Website;

“SOFRi” means, in relation to any USGS Business Day “i” in the relevant Observation Period, SOFR in respect of such USGS Business Day; and

“USGS Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association or any successor thereto (“SIFMA”) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Notwithstanding clauses (i) and (ii) of the definition of “SOFR” above, if the Company (in consultation, to the extent practicable, with the Calculation Agent) or the Company’s designee (in consultation with the Company) determines on or prior to the relevant Interest Determination Date that a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to SOFR, then the “Benchmark Transition Provisions” set forth below will thereafter apply to all determinations of the rate of interest payable on (a) the Fixed/Floating Rate Notes during the Floating Rate Period and (b) the Floating Rate Notes.

In accordance with and subject to the Benchmark Transition Provisions, after a Benchmark Transition Event and related Benchmark Replacement Date have occurred, the amount of interest that will be payable for each interest period on the Fixed/Floating Rate Notes during the Floating Rate Period and on the Floating Rate Notes will be determined by reference to a rate per annum equal to the Benchmark Replacement plus the applicable Margin.

SECTION 3.04. Benchmark Transition Provisions

(a) If the Company (in consultation, to the extent practicable, with the Calculation Agent) or the Company’s designee (in consultation with the Company) determines that a Benchmark Transition Event and related Benchmark Replacement Date have occurred prior to the applicable Reference Time in respect of any determination of the Benchmark on any date, the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Fixed/Floating Rate Notes during the Floating Rate Period and to the Floating Rate Notes in respect of such determination on such date and all determinations on all subsequent dates; provided that, if the Company (in consultation, to the extent practicable, with the Calculation Agent) or the Company’s designee (in consultation with the Company) is unable to or does not determine a Benchmark Replacement in accordance with the provisions below prior to 5:00 p.m. (New York time) on the relevant Interest Determination Date, the interest rate for the related Floating Rate Interest Period will be equal to the interest rate in effect for the immediately preceding Floating Rate Interest Period or (i) in the case of the Interest Determination Date prior to the first Floating Rate Period Interest Payment Date, the applicable Initial Interest Rate, and (ii) in the case of the Interest Determination Date prior to the first Floating Rate Notes Interest Payment Date, the initial rate of interest which would have been applicable to the Floating Rate Notes for the first Floating Rate Notes Interest Period had the Floating Rate Notes been outstanding for a period equal in duration to the scheduled first Floating Rate Notes Interest Period but ending on (and excluding) the Issue Date (and applying the Floating Rate Notes Margin).

(b) In connection with the implementation of a Benchmark Replacement, the Company (in consultation, to the extent practicable, with the Calculation Agent) or the Company’s designee (in consultation with the Company) will have the right to make changes to (i) any Interest Determination Date, Floating Rate Period Interest Payment Date, Floating Rate Notes Interest Payment Date, Reference Time, business day convention or Floating Rate Interest Period, (ii) the manner, timing and frequency of determining the rate and amounts of interest that are payable on the Fixed/Floating Rate Notes during the Floating Rate Period or on the Floating Rate Notes and the conventions relating to such determination and calculations with respect to interest, (iii) rounding conventions, (iv) tenors and (v) any other terms or provisions of the Fixed/Floating Rate Notes during the Floating Rate Period or the Floating Rate Notes, in each case that the Company (in consultation, to the extent practicable, with the Calculation Agent) or the Company’s designee (in consultation with the Company) determines, from time to time, to be appropriate to reflect the determination and implementation of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company (in consultation, to the extent practicable, with the Calculation Agent) or the Company’s designee (in consultation with the Company) decides that implementation of any portion of such market practice is not administratively feasible or determine that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company (in consultation, to the extent practicable, with the Calculation Agent) or the Company’s designee (in consultation with the Company) determines is appropriate (acting in good faith)) (the “Benchmark Replacement Conforming Changes”). Any Benchmark Replacement Conforming Changes will apply to the Notes for all future Floating Rate Interest Periods.

(c) The Company will promptly give notice of the determination of the Benchmark Replacement, the Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes to the Trustee, the Paying Agent, the Calculation Agent and the Holders, provided that failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such determination.

(d) All percentages resulting from any calculation in connection with any interest rate on the Notes shall be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (for example, 9.876545% (or 0.09876545) would be rounded to 9.87655% (or 0.0987655)), and all Applicable Currency amounts would be rounded to the nearest cent, with one-half cent being rounded upward.

(e) All determinations, decisions, elections and any calculations made by the Company, the Calculation Agent or the Company’s designee for the purposes of calculating the applicable interest on the Notes will be conclusive and binding on the Holders, the Company, the Trustee and the Paying Agent, absent manifest error. If made by the Company, such determinations, decisions, elections and calculations will be made in consultation with the Calculation Agent, to the extent practicable. If made by the Company’s designee, such determinations, decisions, elections and calculations will be made after consulting with the Company, and the Company’s designee will not make any such determination, decision, election or calculation to which the Company objects. Notwithstanding anything to the contrary in the Indenture or the Notes, any determinations, decisions, calculations or elections made in accordance with this provision will become effective without consent from the Holders or any other party.

(f) Any determination, decision or election relating to the Benchmark not made by the Calculation Agent will be made on the basis described above. The Calculation Agent shall have no liability for not making any such determination, decision or election. In addition, the Company may designate an entity (which may be the Company’s Affiliate) to make any determination, decision or election that the Company has the right to make in connection with the determination of the Benchmark.

(g) Notwithstanding any other provision of “Benchmark Transition Provisions” set forth above, no Benchmark Replacement will be adopted, nor will the applicable Benchmark Replacement Adjustment be applied, nor will any Benchmark Replacement Conforming Changes be made, if in the Company’s determination, the same could reasonably be expected to prejudice the qualification of the Notes as eligible liabilities or loss absorbing capacity instruments for the purposes of the Loss Absorption Regulations.

(h) By its acquisition of the Notes, each Holder (which, for these purposes, includes each beneficial owner) (i) acknowledges, accepts, consents and agrees to be bound by the Company’s or its designee’s determination of a Benchmark Transition Event, a Benchmark Replacement Date, the Benchmark Replacement, the Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes, including as may occur without any prior notice from the Company and without the need for the Company to obtain any further consent from such Holder, (ii) waives any and all claims, in law and/or in equity, against the Trustee, the Paying Agent and the Calculation Agent or the Company’s designee for, agrees not to initiate a suit against the Trustee, the Paying Agent and the Calculation Agent or the Company’s designee in respect of, and agrees that none of the Trustee, the Paying Agent or the Calculation Agent or the Company’s designee will be liable for, the determination of or the failure to determine any Benchmark Transition Event, any Benchmark Replacement Date, any Benchmark Replacement, any Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes, and any losses suffered in connection therewith and (iii) agrees that none of the Trustee, the Paying Agent or the Calculation Agent or the Company’s designee will have any obligation to determine any Benchmark Transition Event, any Benchmark Replacement Date, any Benchmark Replacement, any Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes (including any adjustments thereto), including in the event of any failure by the Company to determine any Benchmark Transition Event, any Benchmark Replacement Date, any Benchmark Replacement, any Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes.

ARTICLE 4

AMENDMENTS TO THE BASE INDENTURE

APPLICABLE TO THE NOTES ONLY

SECTION 4.01. Notice of Redemption

(a) With respect to the Notes only, Article Eleven of the Base Indenture is amended by amending and restating Section 11.04 in its entirety, which shall read as follows:

Section 11.04. Notice of Redemption. Notice of redemption shall be given in the manner provided in Section 1.06 not less than 10 nor more than 60 days prior to the Redemption Date, to each Holder of Debt Securities to be redeemed.

All notices of redemption shall state:

(a) the Redemption Date;

(b) the Redemption Price, or the manner in which the Redemption Price is to be determined;

(c) if less than all Outstanding Debt Securities of any series are to be redeemed, the identification and the principal amount (or, in the case of Principal Indexed Securities, face amount)) of the particular Debt Securities to be redeemed;

(d) that on the Redemption Date the Redemption Price will become due and payable in respect of each such Debt Security to be redeemed, and that any interest thereon shall cease to accrue on and after said date;

(e) the Place or Places of Payment where such Debt Securities, together in the case of Bearer Securities with all Coupons, if any, appertaining thereto maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price; and

(f) the CUSIP number or numbers, the Common Code, or the ISIN, if any, with respect to such Debt Securities.

A notice of redemption published as contemplated by Section 11.04 need not identify particular Registered Securities to be redeemed.

Notice of redemption of Debt Securities to be redeemed shall be prepared by the Company and at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

(b) With respect to the Notes only, Article Eleven of the Base Indenture is amended by amending and restating Section 11.08 in its entirety, which shall read as follows:

Section 11.08. Optional Redemption in the Event of Change in Tax Treatment. In addition to any redemption provisions that may be specified pursuant to Section 3.01 for the Debt Securities of any series, the Debt Securities are redeemable, as a whole but not in part, at the option of the Company, on not less than 10 nor more than 60 days’ notice, at any time at a Redemption Price equal to 100% of the principal amount, together with accrued but unpaid interest, if any, in respect of such Debt Securities to the date fixed for redemption (or, in the case of Discount Debt Securities, the accreted face amount thereof, together with accrued interest, if any, or, in the case of Principal Indexed Securities, the amount specified pursuant to Section 3.01), and any Debt Securities convertible into Dollar Preference Shares or Conversion Securities of the Company may, at the option of the Company, be converted as a whole, if, at any time, the Company shall determine that (a) in making payment under such Debt Securities in respect of principal (or premium, if any), interest or missed payment it has or will or would become obligated to pay Additional Amounts, provided such obligation to pay Additional Amounts results from a change in or amendment to the laws of the Taxing Jurisdiction, or any change in the official application or interpretation of such laws (including a decision of any court or tribunal), or any change in, or in the official application or interpretation of, or execution of, or amendment to, any treaty or treaties affecting taxation to which the United Kingdom is a party, which change, amendment or execution becomes effective on or after the date of original issuance of the Debt Securities of such series or (b) the payment of interest in respect of such Debt Securities has become or will or would be treated as a “distribution” within the meaning of Section 1000 of the Corporation Tax Act 2010 of the United Kingdom (or any statutory modification or re-enactment thereof for the time being), as a result of any change in or amendment to the laws of the Taxing Jurisdiction, or any change in the official application or interpretation of such laws including a decision of any court, which change or amendment becomes effective on or after the date of original issuance of the Debt Securities of such series; provided, however, that in the case of (a) above, no notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obliged to pay Additional Amounts were a payment in respect of such Debt Securities then due.

SECTION 4.02. Par Redemption of Debt Securities.

(a) With respect to the Fixed/Floating Rate Notes only, Article Eleven of the Base Indenture is amended by adding Section 11.09, which shall read as follows:

SECTION 11.09. Par Redemption of the Fixed/Floating Rate Notes. The Company may redeem the Fixed/Floating Rate Notes in whole (but not in part) in its sole discretion on the Fixed/Floating Rate Notes Par Redemption Date (a “Fixed/Floating Rate Notes Par Redemption”). The Redemption Price will be equal to 100% of their principal amount plus any accrued and unpaid interest to (but excluding) the Fixed/Floating Rate Notes Par Redemption Date.

(b) With respect to the Floating Rate Notes only, Article Eleven of the Base Indenture is amended by adding Section 11.09, which shall read as follows:

SECTION 11.09. Par Redemption of the Floating Rate Notes. The Company may redeem the Floating Rate Notes in whole (but not in part) in its sole discretion on the Floating Rate Notes Par Redemption Date (a “Floating Rate Notes Par Redemption”). The Redemption Price will be equal to 100% of their principal amount plus any accrued and unpaid interest to (but excluding) the Floating Rate Notes Par Redemption Date.

SECTION 4.03. Events of Default and Defaults. With respect to the Notes only, Article Five of the Base Indenture is amended by amending and restating Section 5.01 in its entirety, which shall read as follows:

Section 5.01. Events of Default and Defaults.

(a) An “Event of Default” with respect to the Notes means any one of the following events:

(i) an order is made by an English court which is not successfully appealed within 30 days after the date such order was made for winding up of the Company other than in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency; or

(ii) an effective resolution is validly adopted by the Company’s shareholders for winding up of the Company other than in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency.

(b) A “Default” with respect to the Notes means any one of the following events:

(i) failure to pay principal or premium, if any, on the Notes at maturity, and such default continues for a period of 30 days; or

(ii) failure to pay any interest on the Notes when due and payable, which failure continues for 30 days.

(c) If a Default occurs, the Trustee may institute proceedings in England (but not elsewhere) for the Company’s winding-up; provided that the Trustee may not, upon the occurrence of a Default, accelerate the maturity of any Notes then Outstanding, unless an Event of Default has occurred and is continuing.

(d) Notwithstanding the foregoing, failure to make any payment in respect of the Notes shall not be a Default in respect of the Notes if such payment is withheld or refused:

(i) in order to comply with any fiscal or other law or regulation or with the order of any court of competent jurisdiction, in each case applicable to such payment; or

(ii) in case of doubt as to the validity or applicability of any such law, regulation or order, in accordance with advice given as to such validity or applicability at any time during the said grace period of 30 days by independent legal advisers acceptable to the Trustee;

provided, however, that the Trustee may, by notice to the Company, require the Company to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the Trustee may be advised in an opinion of counsel, upon which opinion the Trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case the Company shall forthwith take and expeditiously proceed with such action and shall be bound by any final resolution of the doubt resulting therefrom. If any such resolution determines that the relevant payment can be made without violating any applicable law, regulation or order then the preceding sentence shall cease to have effect and the payment shall become due and payable on the expiration of the relevant grace period of 30 days after the Trustee gives written notice to the Company informing the Company of such resolution.

(e) Agreements with Respect to the Events of Default and Defaults.

By its acquisition of the Notes, each Holder (which, for these purposes, includes each beneficial owner), to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee will not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the limited remedies available under the Indenture and the Notes for a non-payment of principal and/or interest on the Notes.

SECTION 4.04. Additional Amounts. With respect to the Notes only, Article Ten of the Base Indenture is amended by amending and restating Section 10.04(a) in its entirety, which shall read as follows:

Section 10.04. Payment of Additional Amounts.

(a) Unless otherwise specified as contemplated by Section 3.01, all payments made under or with respect to Debt Securities shall be paid by the Company, without deduction or withholding for, or on account of, any and all present and future taxes, levies, imposts, duties, charges, fees, deductions or withholdings whatsoever imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or taxing authority thereof or therein having the power to tax (each, a “Taxing Jurisdiction”), unless required by law. If such deduction or withholding shall at any time be required by the law of the Taxing Jurisdiction, the Company shall pay such additional amounts in respect of payments of interest only (and not principal) on such Debt Securities (“Additional Amounts”) as may be necessary so that the net amounts (including Additional Amounts) paid to the Holders, after such deduction or withholding, will be equal to the respective amounts of interest which the Holders would have been entitled to receive in respect of such Debt Securities in the absence of such deduction or withholding, provided that the foregoing shall not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding which:

(i) would not be payable or due but for the fact that the Holder or the beneficial owner of the Debt Security is domiciled in, or is a national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the Taxing Jurisdiction or otherwise has some connection or former connection with the Taxing Jurisdiction other than the holding or ownership of a Debt Security, or the collection of interest payments on, or the enforcement of, any Debt Security;

(ii) would not be payable or due but for the fact that the certificate representing the relevant Debt Securities (x) is presented for payment in the Taxing Jurisdiction or (y) is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the Holder would have been entitled to such Additional Amount on presenting the same for payment at the close of such 30 day period;

(iii) would not have been imposed if presentation for payment of the certificate representing the relevant Debt Securities had been made to a paying agent other than the paying agent to which the presentation was made;

(iv) is imposed in respect of a Holder that is not the sole beneficial owner of the interest, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(v) is imposed because of the failure to comply by the Holder or the beneficial owner of the Debt Securities or the beneficial owner of any payment on such Debt Securities with a request from the Company addressed to the Holder or the beneficial owner, including a written request from the Company related to a claim for relief under any applicable double tax treaty (x) to provide information concerning the nationality, residence, identity or connection with a taxing jurisdiction of the Holder or the beneficial owner or (y) to make any declaration or other similar claim to satisfy any information or reporting requirement, if the information or declaration is required or imposed by a statute, treaty, regulation, ruling or administrative practice of the Taxing Jurisdiction as a precondition to exemption from withholding or deduction of all or part of the tax, duty, assessment or other governmental charge;

(vi) is imposed in respect of any estate, inheritance, gift, sale, transfer, personal property, wealth or similar tax, duty, assessment or other governmental charge; or

(vii) is imposed in respect of any combination of the above items.

Whenever in this Indenture there is mentioned, in any context, the payment of any interest on, or in respect of, any Debt Security of any series or the net proceeds received on the sale or exchange of any Debt Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

SECTION 4.05. Execution, Authentication, Delivery and Dating.

(a) With respect to the Notes only, Article Three of the Base Indenture is amended by amending and restating Section 3.03(f) in its entirety, which shall read as follows:

(f) No Debt Security or Coupon attached thereto shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Debt Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by signature of one of its authorized signatories, and such certificate of authentication upon any Debt Security shall be conclusive evidence, and the only evidence, that such Debt Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Except as permitted by Section 3.05 or Section 3.06, neither the Trustee nor the Authenticating Agent shall authenticate and deliver any Bearer Security unless all appurtenant Coupons for interest then matured have been detached and cancelled.

(b) With respect to the Notes only, Article Three of the Base Indenture is amended by adding Section 3.03(g), which shall read as follows:

(g) The words “execution,” “executed,” “signed,” “signature,” and words of like import in this Indenture, the Debt Securities or in any other certificate, agreement or document related to this Indenture or the offering and sale of the Debt Securities shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign or any other electronic process or digital signature provider as specified in writing to the Trustee and agreed to by the Trustee in its sole discretion ). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act. Each party agrees that this Indenture, the Debt Securities and any other documents to be delivered in connection herewith may be electronically or digitally signed using DocuSign (or any other electronic process or digital signature provider as specified in writing to the Trustee and agreed to by the Trustee in its sole discretion), and that any such electronic or digital signatures appearing on this Indenture, the Debt Securities or such other documents are the same as manual signatures for the purposes of validity, enforceability and admissibility. The Company agrees to assume all risks arising out of the use of electronic or digital signatures and electronic methods to submit any communications to Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

ARTICLE 5

MISCELLANEOUS

SECTION 5.01. Effect of this Supplemental Indenture; Ratification and Integral Part. This Supplemental Indenture shall become effective upon its execution and delivery.

Except as hereby amended, the Base Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions thereof (including any prior amendments thereto) shall be, and remain in, full force and effect, including, without limitation, Section 4.06 of the first supplemental indenture dated March 8, 2016 (amending the Base Indenture to add Section 15) and Section 4.01 of the second supplemental indenture dated May 25, 2016 (amending Section 6.07 of the Base Indenture). This Supplemental Indenture shall be deemed an integral part of the Base Indenture in the manner and to the extent herein and therein provided.

SECTION 5.02. Priority. This Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this Supplemental Indenture shall, with respect to the Notes and as otherwise provided herein and subject to the terms hereof, supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith.

SECTION 5.03. Successors and Assigns. All covenants and agreements in the Base Indenture, as supplemented and amended by this Supplemental Indenture, by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 5.04. Subsequent Holders’ Agreement. Any Holder (which, for these purposes, includes each beneficial owner of the Notes) that acquires the Notes in the secondary market and any successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of any Holder or beneficial owner of the Notes shall be deemed to acknowledge, accept, agree to be bound by and consent to the same provisions specified herein to the same extent as the Holders or beneficial owners of the Notes that acquire the Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Notes related to the UK Bail-in Power, the Benchmark and the limited remedies available under the Indenture and the Notes for a non-payment of principal and/or interest on the Notes.

SECTION 5.05. Compliance. The Agent shall be entitled to take any action or to refuse to take any action which the Agent regards as necessary for the Agent to comply with any applicable law, regulation or fiscal requirement, court order, or the rules, operating procedures or market practice of any relevant stock exchange or other market or clearing system.

SECTION 5.06. Relation to Calculation Agent Agreement. In the event of any conflict between the Indenture and the Calculation Agent Agreement relating to the rights or obligations of the Calculation Agent in the Indenture in connection with the calculation of the interest rate on the Notes, the relevant terms of the Calculation Agent Agreement shall govern such rights and obligations.

SECTION 5.07. Governing Law. This Supplemental Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 5.08. Counterparts. This Supplemental Indenture may be executed manually, by facsimile or by electronic signature in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 5.09. Entire Agreement. This Supplemental Indenture constitutes the entire agreement of the parties hereto with respect to the Notes and the amendments to the Base Indenture set forth herein.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first stated above.

HSBC HOLDINGS PLC, as Issuer

By:	/s/ Carlo Pellerani
Name:	Carlo Pellerani
Title:	Group Treasurer

THE BANK OF NEW YORK MELLON,
LONDON BRANCH, as Trustee

By:	/s/ Michael Lee
Name:	Michael Lee
Title:	Authorised Signatory

HSBC BANK USA, NATIONAL ASSOCIATION, as Paying Agent, Registrar and Calculation Agent

By:	/s/ Deirdra N. Ross
Name:	Deirdra N. Ross
Title:	Associate Director

[Signature Page to the Supplemental Indenture]

EXHIBIT A

FORM OF 2.999 % FIXED RATE/FLOATING RATE GLOBAL SECURITY

CUSIP No.: 404280 DA4

ISIN: US404280DA42

No.: [•]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS GLOBAL SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

BY ITS ACQUISITION OF THE DEBT SECURITIES REPRESENTED BY THIS GLOBAL SECURITY, EACH HOLDER (WHICH, FOR THESE PURPOSES, INCLUDES EACH BENEFICIAL OWNER OF THE DEBT SECURITIES) ACKNOWLEDGES, ACCEPTS, CONSENTS AND AGREES, NOTWITHSTANDING ANY OTHER TERM OF THE DEBT SECURITIES, THE INDENTURE OR ANY OTHER AGREEMENTS, ARRANGEMENTS OR UNDERSTANDINGS BETWEEN THE ISSUER AND ANY HOLDER, TO BE BOUND BY (I) THE EFFECT OF THE EXERCISE OF ANY UK BAIL-IN POWER BY THE RELEVANT UK RESOLUTION AUTHORITY IN RELATION TO ANY DEBT SECURITIES THAT (WITHOUT LIMITATION) MAY INCLUDE AND RESULT IN ANY OF THE FOLLOWING, OR SOME COMBINATION THEREOF: (A) THE REDUCTION OF ALL, OR A PORTION, OF THE AMOUNTS DUE (AS DEFINED ON THE REVERSE OF THIS GLOBAL SECURITY); (B) THE CONVERSION OF ALL, OR A PORTION, OF THE AMOUNTS DUE INTO THE ISSUER’S OR ANOTHER PERSON’S ORDINARY SHARES, OTHER SECURITIES OR OTHER OBLIGATIONS (AND THE ISSUE TO, OR CONFERRAL ON, THE HOLDER OF SUCH ORDINARY SHARES, OTHER SECURITIES OR OTHER OBLIGATIONS), INCLUDING BY MEANS OF AN AMENDMENT, MODIFICATION OR VARIATION OF THE TERMS OF THE DEBT SECURITIES OR THE INDENTURE; (C) THE CANCELLATION OF THE DEBT SECURITIES; AND/OR (D) THE AMENDMENT OR ALTERATION OF THE MATURITY OF THE DEBT SECURITIES OR AMENDMENT OF THE AMOUNT OF INTEREST PAYABLE ON THE DEBT SECURITIES, OR THE INTEREST PAYMENT DATES, INCLUDING BY SUSPENDING PAYMENT FOR A TEMPORARY PERIOD; AND (II) THE VARIATION OF THE TERMS OF THE DEBT SECURITIES OR THE INDENTURE, IF NECESSARY, TO GIVE EFFECT TO THE EXERCISE OF ANY UK BAIL-IN POWER BY THE RELEVANT UK RESOLUTION AUTHORITY.

THERE IS NO RIGHT OF ACCELERATION IN THE CASE OF NON-PAYMENT OF PRINCIPAL AND/OR INTEREST ON THE DEBT SECURITIES OR OF THE ISSUER’S FAILURE TO PERFORM ANY OF ITS OBLIGATIONS UNDER OR IN RESPECT OF THE DEBT SECURITIES. PAYMENT OF THE PRINCIPAL AMOUNT OF THE DEBT SECURITIES MAY BE ACCELERATED ONLY UPON CERTAIN EVENTS OF A WINDING UP AS SET FORTH IN THE INDENTURE.

GLOBAL SECURITY

HSBC Holdings plc

$[●]

2.999% FIXED RATE/FLOATING RATE SENIOR UNSECURED NOTES DUE 2026

This is a Global Security in respect of a duly authorized issue by HSBC Holdings plc (the “Issuer,” which term includes any successor Person under the Indenture hereinafter referred to) of debt securities, designated as specified in the title hereof, in the aggregate face amount of $[●] (the “Debt Securities”).

The Issuer, for value received, hereby promises to pay CEDE & CO., or registered assigns on March 10, 2026 (the “Maturity Date”) or on such earlier date as this Global Security may be redeemed, the principal amount hereof and to pay interest on the said principal amount from March 10, 2022 (the “Issue Date”) or the most recent Interest Payment Date on which interest has been paid or duly provided for until maturity:

(i) from (and including) the Issue Date or the most recent Interest Payment Date during the Fixed Rate Period on which interest has been paid or duly provided for to (but excluding) March 10, 2025, semi-annually in arrear on March 10 and September 10 of each year, beginning on September 10, 2022 (each, a “Fixed Rate Period Interest Payment Date”), at a rate of 2.999% per annum (the “Initial Interest Rate”); and

(ii) from (and including) March 10, 2025 or the most recent Interest Payment Date during the Floating Rate Period on which interest has been paid or duly provided for to (but excluding) the Maturity Date, quarterly in arrear on June 10, 2025, September 10, 2025, December 10, 2025 and March 10, 2026 (each, a “Floating Rate Period Interest Payment Date”), at a floating rate equal to the Benchmark plus 1.430% per annum (the “Margin”). The interest rate during the Floating Rate Period on this Global Security shall be calculated quarterly on each applicable Interest Determination Date.

“Fixed Rate Period” means the period from (and including) the Issue Date, to (but excluding) March 10, 2025.

“Floating Rate Period” means the period from (and including) March 10, 2025 to (but excluding) the Maturity Date.

“Interest Payment Date” means any Fixed Rate Period Interest Payment Date or Floating Rate Period Interest Payment Date.

The “Benchmark” means, initially, Compounded Daily SOFR; provided that if a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Compounded Daily SOFR” means, in relation to a Floating Rate Interest Period, the rate of return of a daily compound interest investment (with SOFR as reference rate for the calculation of interest) during the related Observation Period and will be calculated by the Calculation Agent on the related Interest Determination Date as follows:

Where:

“Calculation Agent” means HSBC Bank USA, National Association, or its successor appointed by the Issuer pursuant to the Calculation Agent Agreement;

“Calculation Agent Agreement” means the calculation agent agreement dated as of the Issue Date between the Issuer and the Calculation Agent;

“d” means, in relation to any Observation Period, the number of calendar days in such Observation Period;

“d0” means, in relation to any Observation Period, the number of USGS Business Days in such Observation Period;

“i” means, in relation to any Observation Period, a series of whole numbers from one to d0, each representing the relevant USGS Business Day in chronological order from (and including) the first USGS Business Day in such Observation Period;

“ni” means, in relation to any USGS Business Day “i” in the relevant Observation Period, the number of calendar days from (and including) such USGS Business Day “i” up to (but excluding) the following USGS Business Day;

“Observation Period” means, in respect of each Floating Rate Interest Period, the period from (and including) the date which is five USGS Business Days prior to the first day of such Floating Rate Interest Period to (but excluding) the date which is five USGS Business Days prior to the Interest Payment Date for such Floating Rate Interest Period; provided that the first Observation Period shall commence on (and include) the date which is five USGS Business Days prior to March 10, 2025 (the “Par Redemption Date”);

“SOFR” means, in relation to any day, the rate determined by the Calculation Agent in accordance with the Indenture and the following provisions:

(i) the daily Secured Overnight Financing Rate for trades made on such day, available at or around the Reference Time on the NY Federal Reserve’s Website;

(ii) if the rate specified in (i) above is not available at or around the Reference Time for such day (and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred), the daily Secured Overnight Financing Rate in respect of the last USGS Business Day for which such rate was published on the NY Federal Reserve’s Website;

“SOFRi” means, in relation to any USGS Business Day “i” in the relevant Observation Period, SOFR in respect of such USGS Business Day; and

“USGS Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association or any successor thereto (“SIFMA”) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Notwithstanding clauses (i) and (ii) of the definition of “SOFR” above, if the Issuer (in consultation, to the extent practicable, with the Calculation Agent) or the Issuer’s designee (in consultation with the Issuer) determine on or prior to the relevant Interest Determination Date that a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to SOFR, then the “Benchmark Transition Provisions” set forth below will thereafter apply to all determinations of the rate of interest payable on the Debt Securities during the Floating Rate Period.

In accordance with and subject to the Benchmark Transition Provisions, after a Benchmark Transition Event and related Benchmark Replacement Date have occurred, the amount of interest that will be payable for each interest period on the Debt Securities during the Floating Rate Period will be determined by reference to a rate per annum equal to the Benchmark Replacement plus the Margin.

“designee” means an Affiliate or any other agent of the Issuer.

“Reference Time” means (i) if the Benchmark is Compounded Daily SOFR, for each USGS Business Day, 3:00 p.m. (New York time) on the next succeeding USGS Business Day, and (ii) if the Benchmark is not Compounded Daily SOFR, the time determined by the Issuer (in consultation, to the extent practicable, with the Calculation Agent) or the Issuer’s designee (in consultation with the Issuer) in accordance with the Benchmark Replacement Conforming Changes.

Benchmark Transition Provisions. If the Issuer (in consultation, to the extent practicable, with the Calculation Agent) or the Issuer’s designee (in consultation with the Issuer) determines that a Benchmark Transition Event and related Benchmark Replacement Date have occurred prior to the applicable Reference Time in respect of any determination of the Benchmark on any date, the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Debt Securities during the Floating Rate Period in respect of such determination on such date and all determinations on all subsequent dates; provided that, if the Issuer (in consultation, to the extent practicable, with the Calculation Agent) or the Issuer’s designee (in consultation with the Issuer) is unable to or does not determine a Benchmark Replacement in accordance with the provisions below prior to 5:00 p.m. (New York time) on the relevant Interest Determination Date, the interest rate for the related Floating Rate Interest Period will be equal to the interest rate in effect for the immediately preceding Floating Rate Interest Period or, in the case of the Interest Determination Date prior to the first Floating Rate Period Interest Payment Date, the Initial Interest Rate.

In connection with the implementation of a Benchmark Replacement, the Issuer (in consultation, to the extent practicable, with the Calculation Agent) or the Issuer’s designee (in consultation with the Issuer) will have the right to make changes to (i) any Interest Determination Date, Floating Rate Period Interest Payment Date, Reference Time, business day convention or Floating Rate Interest Period, (ii) the manner, timing and frequency of determining the rate and amounts of interest that are payable on the Debt Securities during the Floating Rate Period and the conventions relating to such determination and calculations with respect to interest, (iii) rounding conventions, (iv) tenors and (v) any other terms or provisions of the Debt Securities during the Floating Rate Period, in each case that the Issuer (in consultation, to the extent practicable, with the Calculation Agent) or the Issuer’s designee (in consultation with the Issuer) determine, from time to time, to be appropriate to reflect the determination and implementation of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Issuer (in consultation, to the extent practicable, with the Calculation Agent) or the Issuer’s designee (in consultation with the Issuer) decide that implementation of any portion of such market practice is not administratively feasible or determine that no market practice for use of the Benchmark Replacement exists, in such other manner as the Issuer (in consultation, to the extent practicable, with the Calculation Agent) or the Issuer’s designee (in consultation with the Issuer) determine is appropriate (acting in good faith)) (the “Benchmark Replacement Conforming Changes”). Any Benchmark Replacement Conforming Changes will apply to the Debt Securities for all future Floating Rate Interest Periods.

The Issuer will promptly give notice of the determination of the Benchmark Replacement, the Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes to the Trustee, the Paying Agent, the Calculation Agent and the Holders, provided that failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such determination.

All percentages resulting from any calculation in connection with any interest rate in respect of this Global Security shall be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (for example, 9.876545% (or 0.09876545) would be rounded to 9.87655% (or 0.0987655)), and all Applicable Currency amounts would be rounded to the nearest cent, with one-half cent being rounded upward.

All determinations, decisions, elections and any calculations made by the Issuer, the Calculation Agent or the Issuer’s designee for the purposes of calculating the applicable interest on the Debt Securities will be conclusive and binding on the Holders, the Issuer, the Trustee and the Paying Agent, absent manifest error. If made by the Issuer, such determinations, decisions, elections and calculations will be made in consultation with the Calculation Agent, to the extent practicable. If made by the Issuer’s designee, such determinations, decisions, elections and calculations will be made after consulting with the Issuer, and the Issuer’s designee will not make any such determination, decision, election or calculation to which the Issuer objects. Notwithstanding anything to the contrary in the Indenture or the Debt Securities, any determinations, decisions, calculations or elections made in accordance with this provision will become effective without consent from the Holders or any other party.

Any determination, decision or election relating to the Benchmark not made by the Calculation Agent will be made on the basis described above. The Calculation Agent shall have no liability for not making any such determination, decision or election. In addition, the Issuer may designate an entity (which may be the Issuer’s Affiliate) to make any determination, decision or election that the Issuer has the right to make in connection with the determination of the Benchmark.

Notwithstanding any other provision of “Benchmark Transition Provisions” set forth above, no Benchmark Replacement will be adopted, nor will the applicable Benchmark Replacement Adjustment be applied, nor will any Benchmark Replacement Conforming Changes be made, if in the Issuer’s determination, the same could reasonably be expected to prejudice the qualification of the Debt Securities as eligible liabilities or loss absorbing capacity instruments for the purposes of the Loss Absorption Regulations.

By its acquisition of the Debt Securities, each Holder (which, for these purposes, includes each beneficial owner) (i) acknowledges, accepts, consents and agrees to be bound by the Issuer’s or its designee’s determination of a Benchmark Transition Event, a Benchmark Replacement Date, the Benchmark Replacement, the Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes, including as may occur without any prior notice from the Issuer and without the need for the Issuer to obtain any further consent from such Holder, (ii) waives any and all claims, in law and/or in equity, against the Trustee, the Paying Agent and the Calculation Agent or the Issuer’s designee for, agrees not to initiate a suit against the Trustee, the Paying Agent and the Calculation Agent or the Issuer’s designee in respect of, and agrees that none of the Trustee, the Paying Agent or the Calculation Agent

or the Issuer’s designee will be liable for, the determination of or the failure to determine any Benchmark Transition Event, any Benchmark Replacement Date, any Benchmark Replacement, any Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes, and any losses suffered in connection therewith and (iii) agrees that none of the Trustee, the Paying Agent or the Calculation Agent or the Issuer’s designee will have any obligation to determine any Benchmark Transition Event, any Benchmark Replacement Date, any Benchmark Replacement, any Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes (including any adjustments thereto), including in the event of any failure by the Issuer to determine any Benchmark Transition Event, any Benchmark Replacement Date, any Benchmark Replacement, any Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes.

“Applicable Currency” means Dollars.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Issuer (in consultation, to the extent practicable, with the Calculation Agent) or the Issuer’s designee (in consultation with the Issuer) as of the Benchmark Replacement Date:

(i)

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor (if any) and (b) the Benchmark Replacement Adjustment;

(ii)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and

(iii)

the sum of: (a) the alternate rate of interest that has been selected by the Issuer (in consultation, to the extent practicable, with the Calculation Agent) or the Issuer’s designee (in consultation with the Issuer) as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for Dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment;

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Issuer (in consultation, to the extent practicable, with the Calculation Agent) or the Issuer’s designee (in consultation with the Issuer) as of the Benchmark Replacement Date:

(i)

the spread adjustment (which may be a positive or negative value or zero) that has been (a) selected or recommended by the Relevant Governmental Body or (b) determined by the Issuer (in consultation, to the extent practicable, with the Calculation Agent) or the Issuer’s designee (in consultation with the Issuer) in accordance with the method for calculating or determining such spread adjustment that has been selected or recommended by the Relevant Governmental Body, in each case for the applicable Unadjusted Benchmark Replacement;

(ii)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(iii)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Issuer (in consultation, to the extent practicable, with the Calculation Agent) or the Issuer’s designee (in consultation with the Issuer) giving due consideration to industry-accepted spread adjustments (if any), or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated floating rate notes at such time.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(i)

in the case of clause (i) or (ii) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(ii)	in the case of clause (iii) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(i)

a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(ii)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(iii)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Business Day” means a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England, and in the City of New York, New York.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustments) as the applicable tenor for the then-current Benchmark.

“Floating Rate Interest Period” means, during the Floating Rate Period, the period beginning on (and including) a Floating Rate Period Interest Payment Date and ending on (but excluding) the next succeeding Floating Rate Period Interest Payment Date; provided that the first Floating Rate Interest Period will begin on (and include) March 10, 2025 and will end on (but exclude) the first Floating Rate Period Interest Payment Date.

“HSBC” means the Issuer together with its subsidiary undertakings.

“Interest Determination Date” means the third Business Day preceding the applicable Interest Payment Date.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. (“ISDA”) or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“NY Federal Reserve’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org (or any successor website).

“Relevant Governmental Body” means the Federal Reserve and/or the Federal Reserve Bank of New York (“NY Federal Reserve”), or a committee officially endorsed or convened by the Federal Reserve and/or the NY Federal Reserve or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Interest in respect of this Global Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name this Global Security (or one or more Predecessor Global Securities) is registered at the close of business on the Regular Record Date for such interest.

Payment of interest, if any, in respect of this Global Security may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Register, or by wire transfer or transfer by any other means to an account designated in writing by such Person to the Paying Agent at least 15 days prior to such payment date.

Any interest in respect of this Global Security that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holders thereof on the relevant Regular Record Date by virtue of their having been such Holders; and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in Clause (i) or (ii) below:

(i)

The Issuer may elect to make payment of such Defaulted Interest to the Persons in whose names this Global Security (or its respective Predecessor Global Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the manner provided for in the Indenture.

(ii)

The Issuer may make payment of any Defaulted Interest on this Global Security in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Global Security may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

All payments made under or with respect to this Global Security shall be paid by the Issuer, without deduction or withholding for, or on account of, any and all present and future taxes, levies, imposts, duties, charges, fees, deductions or withholdings whatsoever imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or taxing authority thereof or therein having the power to tax (each, a “Taxing Jurisdiction”), unless required by law. If such deduction or withholding shall at any time be required by the law of the Taxing Jurisdiction, the Issuer shall pay such additional amounts in respect of payments of interest only (and not principal) on this Global Security (“Additional Amounts”) as may be necessary so that the net amounts (including Additional Amounts) paid to the Holders, after such deduction or withholding, shall be equal to the respective amounts of interest which the Holders would have been entitled to receive in respect of this Global Security in the absence of such deduction or withholding; provided that the foregoing shall not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding which: (i) would not be payable or due but for the fact that the Holder or the beneficial owner of this Global Security is domiciled in, or is a national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the Taxing Jurisdiction or otherwise has some connection or former connection with the Taxing Jurisdiction other than the holding or ownership of this Global Security, or the collection of interest payments on, or the enforcement of, this Global Security; (ii) would not be payable or due but for the fact that this Global Security (x) is presented for payment in the Taxing Jurisdiction or (y) is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the Holder would have been entitled to such Additional Amount on presenting the same for payment at the close of such 30 day period; (iii) would not have been imposed if presentation for payment of this Global Security had been made to a paying agent other than the paying agent to which the presentation was made; (iv) is imposed in respect of a Holder that is not the sole beneficial owner of the interest, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment; (v) is imposed because of the failure to comply by the Holder or the beneficial owner of this Global Security or the beneficial owner of any payment on this Global Security with a request from the Issuer addressed to the Holder or the beneficial owner, including a written request from the Issuer related to a claim for relief under any applicable double tax treaty (x) to provide information concerning the nationality, residence, identity or connection with a taxing jurisdiction of the Holder or the beneficial owner, or (y) to make any declaration or other similar claim to satisfy any information or reporting requirement, if the information or declaration is required or imposed by a statute, treaty, regulation, ruling or administrative practice of the Taxing Jurisdiction as a precondition to exemption from withholding or deduction of all or part of the tax, duty, assessment or other governmental charge; (vi) is imposed in respect of any estate, inheritance, gift, sale, transfer, personal property, wealth or similar tax, duty, assessment or other governmental charge; or (vii) is imposed in respect of any combination of the above items.

Whenever in this Global Security there is mentioned, in any context, the payment of any interest on, or in respect of, any Debt Security or the net proceeds received on the sale or exchange of any Debt Security, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

Upon any exchange of a portion of this Global Security for a definitive Debt Security, the portion of the principal amount hereof so exchanged shall be endorsed by the Registrar on Schedule A hereto. The principal amount hereof shall be reduced for all purposes by the amount so exchanged and endorsed.

Reference is hereby made to the further provisions of this Global Security set forth on the reverse hereof, which further provisions shall for the purposes hereof have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee or an authenticating agent, this Global Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

By:
HSBC Holdings plc,
as Issuer

Dated:             ,

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities of a series issued under the within-mentioned Indenture.

By:
Dated: ,
The Bank of New York Mellon, London Branch, as Trustee

[Signature Page to the Fixed/Floating Rate Global Note]

REVERSE OF GLOBAL SECURITY

$[●]

2.999% FIXED RATE/FLOATING RATE SENIOR UNSECURED NOTES DUE 2026

This Global Security is one of a duly authorized issue of Debt Securities issued and to be issued in one or more series under and governed by an Indenture dated as of August 26, 2009 (as amended or supplemented from time to time), by and among the Issuer, The Bank of New York Mellon, London Branch, as trustee (the “Trustee,” which term includes any successor trustee under the Indenture), and HSBC Bank USA, National Association (“HBUS”), as registrar and paying agent (the “Base Indenture”), as amended and supplemented by a twenty-fourth Supplemental Indenture dated as of March 10, 2022 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Issuer, the Trustee and HBUS, as paying agent, registrar and calculation agent (the “Agent”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee, the Holders and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered.

Under the terms of the Indenture, the Debt Securities may be redeemed, in whole but not in part, at the Issuer’s sole discretion, on not less than 10 nor more than 60 days’ notice, at any time at a Redemption Price equal to the principal amount thereof, together with accrued interest, if any, to the date fixed for redemption, if, at any time, the Issuer determines that:

(i) in making payment under the Debt Securities in respect of principal (or premium, if any) interest, or missed payment the Issuer has or shall or would become obligated to pay Additional Amounts as provided in the Indenture and in this Global Security provided such obligation to pay Additional Amounts results from a change in or amendment to the laws of the Taxing Jurisdiction, or any change in the official application or interpretation of such laws (including a decision of any court or tribunal), or any change in, or in the official application or interpretation of, or execution of, or amendment to, any treaty or treaties affecting taxation to which the United Kingdom is a party, which change, amendment or execution becomes effective on or after the Issue Date; or

(ii) the payment of interest in respect of the Debt Securities has become or will or would be treated as a “distribution” within the meaning of Section 1000 of the Corporation Tax Act 2010 of the United Kingdom (or any statutory modification or reenactment thereof for the time being) as a result of a change in or amendment to the laws of the Taxing Jurisdiction, or any change in the official application or interpretation of such laws, including a decision of any court, which change or amendment becomes effective on or after the Issue Date; provided, however that, in the case of (i) above, no notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such Additional Amounts were a payment in respect of the Debt Securities then due.

Under the terms of the Indenture, the Issuer may, in its sole discretion, redeem the Debt Securities during the Make-Whole Redemption Period, on not less than 10 nor more than 60 days’ notice, in whole at any time during such period or in part from time to time during such period, at a Redemption Price equal to the greater of: (i) 100% of the principal amount of the Debt Securities to be redeemed; and (ii) as determined by the Determination Agent, the sum of the present values of (a) the principal amount of the Debt Securities to be redeemed (discounted from the Par Redemption Date) and (b) the remaining payments of interest to be made on any scheduled Interest Payment Date to (and including) the Par Redemption Date for the Debt Securities to be redeemed (not including accrued and unpaid interest to (but excluding) the applicable Redemption Date, if any, on the principal amount of the Debt Securities), discounted to the applicable Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30 day months) at the Reference Treasury Rate plus 20 basis points, in each case, plus any accrued and unpaid interest on the Debt Securities to be redeemed to (but excluding) the applicable Redemption Date (each, a “Make-Whole Redemption”).

The “Make-Whole Redemption Period” means the period beginning on (and including) September 10, 2022 (six months following the Issue Date) to (but excluding) March 10, 2025 (the “Par Redemption Date”); provided that if any additional notes of the same series as the Debt Securities are issued after the Issue Date, the Make-Whole Redemption Period for such additional notes shall begin on (and include) the date that is six months following the issue date for such additional notes.

“Reference Treasury Rate” means, with respect to any Price Determination Date, the rate per annum equal to: (i) the yield, which represents the average for the week immediately prior to the Price Determination Date appearing in the most recent “H.15” under the caption “Treasury constant maturities,” for the maturity most closely corresponding to the Par Redemption Date; provided that if no maturity is within three months before or after the Par Redemption Date, yields for the two published maturities most closely corresponding to the Reference Treasury shall be determined and the Reference Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month; or (ii) if such release (or any successor release) is not published during the week immediately prior to the Price Determination Date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Reference Treasury, calculated using a price for the Reference Treasury (expressed as a percentage of its principal amount) equal to the Reference Treasury Price for the applicable Price Determination Date; provided that, if the period from the applicable Redemption Date to the Par Redemption Date is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year will be used.

The Reference Treasury Rate shall be calculated by the Determination Agent on the third Business Day preceding the applicable Redemption Date (the “Price Determination Date”).

In determining the Reference Treasury Rate, the below terms will have the following meaning:

“Determination Agent” means an investment bank or financial institution of international standing selected by the Issuer (which may be the Calculation Agent or the Issuer’s Affiliate).

“H.15” means the weekly statistical release designated as such and published by the Board of Governors of the United States Federal Reserve System, or any successor or replacement publication that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, and “most recent H.15” means the H.15 published closest in time but prior to 5:00 p.m. (New York City time) on the applicable Price Determination Date.

“Reference Treasury” means, with respect to any Price Determination Date, the U.S. Treasury security or securities selected by the Issuer (in consultation, to the extent practicable, with the Determination Agent) (i) with an actual or interpolated maturity comparable with the remaining term to the Par Redemption Date and (ii) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in U.S. Dollars and a maturity comparable to the remaining term to the Par Redemption Date.

“Reference Treasury Price” means, with respect to any Price Determination Date, (i) the arithmetic average of the Reference Treasury Dealer Quotations for such Price Determination Date, after excluding the highest quotation (or, in the event of more than one highest quotation, one of the highest) and lowest quotation (or, in the event of more than one lowest quotation, one of the lowest), or (ii) if fewer than five but more than one such Reference Treasury Dealer Quotations are received, the arithmetic average of all such quotations, or (iii) if only one such Reference Treasury Dealer Quotation is received, then such quotation; each as quoted in writing to the Determination Agent by a Reference Treasury Dealer.

“Reference Treasury Dealer” means, with respect to any Price Determination Date, each of up to five banks selected by the Issuer (in consultation, to the extent practicable, with the Determination Agent), or the Affiliates of such banks, which are (i) primary U.S. Treasury securities dealers, and their respective successors, or (ii) market makers in pricing corporate bond issues denominated in U.S Dollars.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Price Determination Date, the arithmetic average, as determined by the Determination Agent, of the bid and offered prices for the applicable Reference Treasury, expressed in each case as a percentage of its principal amount, quoted by the applicable Reference Treasury Dealer at 11:00 a.m. (New York City time), on such Price Determination Date.

If the Issuer determines, in its sole discretion, that the inclusion of the Make-Whole Redemption provisions in the terms of the Indenture and the Debt Securities could reasonably be expected to prejudice the qualification of the Debt Securities as eligible liabilities or loss absorbing capacity instruments for the purposes of the Loss Absorption Regulations, then the provisions relating to the Make-Whole Redemption shall be deemed not to apply for all purposes relating to the Debt Securities and the Issuer shall not have any right to redeem the Debt Securities pursuant to a Make-Whole Redemption. In such circumstances, the Issuer shall promptly provide notice to the Trustee, the Paying Agent, the Calculation Agent and the Holders that the Make-Whole Redemption does not apply; provided that failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such determination. No action taken in accordance with this paragraph shall be deemed to be an amendment requiring the consent of Holders under Section 9.02 of the Base Indenture.

Under the terms of the Indenture, following the Make-Whole Redemption Period, the Debt Securities may be redeemed, in whole but not in part, at the Issuer’s sole discretion, on not less than 10 nor more than 60 days’ notice, on the Par Redemption Date. The Redemption Price will be equal to 100% of their principal amount plus any accrued and unpaid interest to (but excluding) the Par Redemption Date.

Under the terms of the Indenture, the Issuer may, in its sole discretion, following the occurrence of a Loss Absorption Disqualification Event, on not less than 10 nor more than 60 days’ notice, within 90 days of the occurrence of the relevant Loss Absorption Disqualification Event, redeem the Debt Securities in whole, but not in part (such option to redeem being referred to herein as a “Loss Absorption Disqualification Event Redemption Option”), at a Redemption Price equal to 100% of their principal amount, plus any accrued and unpaid interest to (but excluding) the applicable Redemption Date.

A “Loss Absorption Disqualification Event” shall be deemed to have occurred if the Debt Securities become fully or partially ineligible to meet the Issuer’s or the HSBC Group’s minimum requirements for (A) eligible liabilities and/or (B) loss absorbing capacity instruments, in each case as determined in accordance with and pursuant to the relevant Loss Absorption Regulations applicable to the Issuer or the HSBC Group, as a result of any:

(a) Loss Absorption Regulation becoming effective after the Issue Date; or

(b) amendment to, or change in, any Loss Absorption Regulation, or any change in the application or official interpretation of any Loss Absorption Regulation, in any such case becoming effective on or after the Issue Date, provided, however, that a Loss Absorption Disqualification Event shall not occur where the exclusion of the Debt Securities from the relevant minimum requirement(s) is due to the remaining maturity of the Debt Securities being less than any period prescribed by any applicable eligibility criteria for such minimum requirement(s) under the relevant Loss Absorption Regulations effective with respect to the Issuer and/or the HSBC Group on the Issue Date.

If the Issuer determines, in its sole discretion, that the inclusion of the Loss Absorption Disqualification Event Redemption Option provisions in the terms of the Indenture and the Debt Securities could reasonably be expected to cause a Loss Absorption Disqualification Event to occur, then the provisions relating to the Loss Absorption Disqualification Event Redemption Option shall be deemed not to apply for all purposes relating to the Debt Securities and the Issuer shall not have any right to redeem the Debt Securities pursuant to a Loss Absorption Disqualification Event Redemption Option. In such circumstances, the Issuer shall promptly provide notice to the Trustee, the Paying Agent, the Calculation Agent and the Holders that the Loss Absorption Disqualification Event Redemption Option does not apply; provided that failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such determination. No action taken in accordance with this paragraph shall be deemed to be an amendment requiring the consent of Holders under Section 9.02 of the Base Indenture.

Notwithstanding anything to the contrary in the Indenture, the Issuer may only redeem or repurchase the Debt Securities prior to the Maturity Date pursuant to the Indenture if the Issuer has obtained any Relevant Supervisory Consent.

An “Event of Default” with respect to the Debt Securities means any one of the following events: (i) an order is made by an English court which is not successfully appealed within 30 days after the date such order was made for winding up of the Issuer other than in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency; or (ii) an effective resolution is validly adopted by the Issuer’s shareholders for winding up of the Issuer other than in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency.

A “Default” with respect to the Debt Securities means any one of the following events: (i) failure to pay principal or premium, if any, on the Debt Securities at maturity, and such default continues for a period of 30 days; or (ii) failure to pay any interest on the Debt Securities when due and payable, which failure continues for 30 days.

If a Default occurs, the Trustee may institute proceedings in England (but not elsewhere) for the Issuer’s winding up; provided that the Trustee may not, upon the occurrence of a Default, accelerate the maturity of any Debt Securities then Outstanding, unless an Event of Default has occurred and is continuing.

Notwithstanding the immediately preceding two paragraphs, failure to make any payment in respect of the Debt Securities shall not be a Default in respect of the Debt Securities if such payment is withheld or refused: (i) in order to comply with any fiscal or other law or regulation or with the order of any court of competent jurisdiction, in each case applicable to such payment; or (ii) in case of doubt as to the validity or applicability of any such law, regulation or order, in accordance with advice given as to such validity or applicability at any time during the said grace period of 30 days by independent legal advisers acceptable to the Trustee; provided, however, that the Trustee may, by notice to the Issuer, require the Issuer to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the Trustee may be advised in an opinion of counsel, upon which opinion the Trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case the Issuer shall forthwith take and expeditiously proceed with such action and shall be bound by any final resolution of the doubt resulting therefrom. If any such resolution determines that the relevant payment can be made without violating any applicable law, regulation or order then the preceding sentence shall cease to have effect and the payment shall become due and payable on the expiration of the relevant grace period of 30 days after the Trustee gives written notice to the Issuer informing the Issuer of such resolution.

By its acquisition of the Debt Securities represented by this Global Security, each Holder (which, for these purposes, includes each beneficial owner of the Debt Securities) acknowledges, accepts, consents and agrees to be bound by the terms of the Debt Securities related to the limited remedies available under the Indenture and the Debt Securities for a non-payment of principal and/or interest on the Debt Securities.

If an Event of Default with respect to the Debt Securities of this series shall occur and be continuing, the principal of all of the Debt Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture and this Global Security. The Indenture provides that in certain circumstances such declaration and its consequences may be rescinded and annulled by the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of such series. If a Default with respect to Debt Securities of this series occurs and is continuing, the Trustee may pursue certain remedies as set forth in the Indenture. The Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of this series may on behalf of all the Holders waive any past Event of Default or any Default under the Indenture or the Debt Securities and its consequences except a default (i) in the payment of principal of (or premium, if any, on) or any installment of interest on any of the Debt Securities or (ii) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of this Debt Security, and any such consent or waiver shall bind every future Holder of this Debt Security and of any Debt Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debt Security or such other Debt Securities.

The Indenture contains provisions permitting the Issuer and the Trustee (i) without the consent of the Holders of any Debt Securities issued under the Indenture to execute one or more supplemental indentures for certain enumerated purposes, such as to cure any ambiguity or to secure the Debt Securities, and (ii) with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series of Debt Securities affected thereby, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of Holders under the Indenture; provided that, with respect to certain enumerated provisions, no such supplemental indenture may be entered into without the consent of the Holder of each Outstanding Debt Security affected thereby. The Indenture also permits the Holders of at least a majority in aggregate principal amount of the Outstanding Debt Securities of each series to be affected, on behalf of the Holders of all Debt Securities of such series, to waive compliance by the Issuer with certain restrictive provisions of the Indenture. Any such consent or waiver by the Holder of this Global Security shall bind every future Holder of this Global Security and of any Global Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Global Security or such other Global Securities.

Subject to the terms of the Indenture, the Depositary may surrender this Global Security or any portion hereof in exchange, in whole or in part, for definitive Debt Securities, of this series in registered form and the Registrar, acting on behalf of the Issuer, shall authenticate and deliver in exchange for this Global Security or the portions thereof to be exchanged, an equal aggregate face amount of definitive Debt Securities (duly countersigned) in the numbers and in the names advised by the Depositary.

By its acquisition of the Debt Securities represented by this Global Security, each Holder (which, for these purposes, includes each beneficial owner of the Debt Securities) acknowledges, accepts, consents and agrees, notwithstanding any other term of the Debt Securities, the Indenture or any other agreements, arrangements or understandings between the Issuer and any Holder, to be bound by (i) the effect of the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority in relation to any Debt Securities that may include (without limitation) and result in any of the following, or some combination thereof: (a) the reduction of all, or a portion, of the Amounts Due; (b) the conversion of all, or a portion, of the Amounts Due into the Issuer’s or another Person’s ordinary shares, other securities or other obligations (and the issue to, or conferral on, the Holder of such ordinary shares, other securities or other obligations), including by means of an amendment, modification or variation of the terms of the Debt Securities or the Indenture; (c) the cancellation of the Debt Securities; and/or (d) the amendment or alteration of the maturity of the Debt Securities or amendment of the amount of interest payable on the Debt Securities, or the Interest Payment Dates, including by suspending payment for a temporary period; and (ii) the variation of the terms of the Debt Securities or the Indenture, if necessary, to give effect to the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority. No repayment or payment of Amounts Due shall become due and payable or be paid after the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise. Moreover, each Holder (which, for these purposes, includes each beneficial owner of the Debt Securities) consents to the exercise of any UK Bail-in Power as it may be imposed without any prior notice by the Relevant UK Resolution Authority of its decision to exercise such power with respect to the Debt Securities.

“Amounts Due” means the principal amount of, and any accrued and unpaid interest, including any Additional Amounts, on, the Debt Securities. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority.

“Loss Absorption Regulations” means, at any time, the laws, regulations, requirements, guidelines, rules, standards and policies from time to time relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments in effect in the UK and applicable to the Issuer from time to time, including, without limitation to the generality of the foregoing, the Banking Act and UK CRR (whether or not such requirements, guidelines or policies are applied generally or specifically to the Issuer or to the Issuer and any of its holding or subsidiary companies or any subsidiary of any such holding company) in each case as amended, supplemented or replaced from time to time.

“PRA” means the UK Prudential Regulation Authority or any successor entity.

“Relevant Regulator” means the PRA or any successor entity or other entity primarily responsible for the prudential supervision of the Issuer.

“Relevant Supervisory Consent” means, in relation to any redemption or purchase of the Notes, any required permission of the Relevant Regulator applicable to the Company or the Relevant UK Resolution Authority (as applicable). For the avoidance of doubt, Relevant Supervisory Consent will not be required if either (i) none of the Debt Securities qualify as part of the Issuer’s regulatory capital, or own funds and eligible liabilities or loss absorbing capacity instruments, as the case may be, each pursuant to the Loss Absorption Regulations, (ii) the relevant Debt Securities are repurchased for market-making purposes in accordance with any permission given by the Relevant Regulator pursuant to the Loss Absorption Regulations within the limits prescribed in such permission or (iii) the relevant Debt Securities are being redeemed or repurchased pursuant to any general prior permission granted by the Relevant Regulator or the Relevant UK Resolution Authority (as applicable) pursuant to the Loss Absorption Regulations within the limits prescribed in such permission.

“Relevant UK Resolution Authority” means any authority with the ability to exercise a UK Bail-in Power.

“UK Bail-in Legislation” means Part I of the Banking Act and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“UK Bail-in Power” means the powers under the UK Bail-in Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, write-down, transfer, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

“UK CRR” means Regulation (EU) No. 575/2013 on prudential requirements for credit institutions and investment firms of the European Parliament and of the Council of 26 June 2013, as amended or supplemented from time to time, as it forms part of domestic law in the UK by virtue of the EUWA.

By its acquisition of the Debt Securities, each Holder (which, for these purposes, includes each beneficial owner of the Debt Securities): (i) acknowledges and agrees that the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority with respect to the Debt Securities shall not give rise to a Default or Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act; (ii) to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of (x) the UK Bail-in Power by the Relevant UK Resolution Authority with respect to the Debt Securities or (y) the limited remedies available under the Indenture and the Debt Securities for a non-payment of principal and/or interest on the Debt Securities; and (iii) acknowledges and agrees that, upon the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority, the Trustee shall not be required to take any further directions from Holders under Section 5.11 (Control by Holders of Debt Securities) of the Base Indenture; and that the Indenture shall not impose any duties upon the Trustee whatsoever with respect to the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority.

Notwithstanding clause (iii) of the immediately preceding paragraph, if, following the completion of the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority, the Debt Securities remain outstanding (for example, if the exercise of the UK Bail-in Power results in only a partial write-down of the principal of the Debt Securities), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Debt Securities following such completion to the extent that the Issuer and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Indenture; provided, however that notwithstanding the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority, there shall at all times be a Trustee hereunder pursuant to, and in accordance with Section 6.09 of the Base Indenture, and the resignation and/or removal of the Trustee and the appointment of a successor trustee shall continue to be governed by Section 6.10 and Section 6.11 of the Base Indenture, including to the extent no supplemental indenture or amendment to the Indenture is agreed upon pursuant to the Indenture in the event the Debt Securities remain outstanding following the completion of the exercise of the UK Bail-in Power.

It is the intention of the Issuer and the Trustee that the Issuer’s obligations to indemnify the Trustee and the Agent in accordance with Section 6.07 of the Base Indenture (for the avoidance of doubt, as amended by Section 4.01 of the second supplemental indenture dated May 25, 2016) shall survive any exercise of the UK Bail-in Power by the Relevant UK Resolution Authority.

The exercise of the UK Bail-in Power by the Relevant UK Resolution Authority with respect to the Debt Securities shall not constitute an Event of Default or a Default.

In addition to the right to enter into supplemental indentures pursuant to Section 9.01 and Section 9.02 of the Base Indenture, the Issuer and the Trustee may enter into one or more indentures supplemental to the Indenture to modify and amend the terms of the Indenture or the Debt Securities, without the further consent of any Holders, to the extent necessary to give effect to the exercise by the Relevant UK Resolution Authority of the UK Bail-in Power.

Upon the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority with respect to the Debt Securities, the Issuer shall provide a written notice to the Holders through DTC as soon as practicable regarding such exercise of the UK Bail-in Power for purposes of notifying Holders and beneficial owners of the Debt Securities of such occurrence. The Issuer shall also deliver a copy of such notice to the Trustee for information purposes.

Upon the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority that results in the reduction or cancellation of all, or a portion, of the principal amount of this Global Security and/or the conversion of all, or a portion, of the principal amount of this Global Security into shares or other securities or other obligations of the Issuer or another person, the portion of the principal amount hereof so reduced, cancelled and/or converted shall be endorsed by the Registrar on Schedule B hereto. The principal amount hereof shall be reduced for all purposes by the amount so reduced, cancelled and/or converted.

By its acquisition of a Debt Security, each Holder (which, for these purposes, includes each beneficial owner of the Debt Securities) of the Debt Securities shall be deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds the Debt Securities to take any and all necessary action, if required, to implement the exercise of any UK Bail-in Power with respect to the Debt Securities as it may be imposed, without any further action or direction on the part of such Holder or beneficial owner, the Trustee or the Agent (and any other agent acting in connection with the relevant series of Debt Securities).

To the fullest extent permitted by law, the Holders and the Trustee, in respect of any claims of such Holders to payment of any principal, premium or interest in respect of the Debt Securities, by their acceptance of the Debt Securities, shall be deemed to have waived any right of set-off or counterclaim that such Holders or, as the case may be, the Trustee in such respect, might otherwise have.

ANY HOLDER (WHICH, FOR THESE PURPOSES, INCLUDES EACH BENEFICIAL OWNER OF THE DEBT SECURITIES) THAT ACQUIRES THE DEBT SECURITIES IN THE SECONDARY MARKET AND ANY SUCCESSORS, ASSIGNS, HEIRS, EXECUTORS, ADMINISTRATORS, TRUSTEES IN BANKRUPTCY AND LEGAL REPRESENTATIVES OF ANY HOLDER OR BENEFICIAL OWNER OF THE DEBT SECURITIES SHALL BE DEEMED TO ACKNOWLEDGE, AGREE TO BE BOUND BY AND CONSENT TO THE SAME PROVISIONS SPECIFIED HEREIN TO THE SAME EXTENT AS THE HOLDERS OR BENEFICIAL OWNERS OF THE DEBT SECURITIES THAT ACQUIRE THE DEBT SECURITIES UPON THEIR INITIAL ISSUANCE, INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO THE ACKNOWLEDGEMENT AND AGREEMENT TO BE BOUND BY AND CONSENT TO THE TERMS OF THE DEBT SECURITIES RELATED TO THE UK BAIL-IN POWER, THE BENCHMARK AND THE LIMITED REMEDIES AVAILABLE UNDER THE INDENTURE AND THE DEBT SECURITIES FOR A NON-PAYMENT OF PRINCIPAL AND/OR INTEREST ON THE DEBT SECURITIES.

The Indenture and the Debt Securities may be amended and modified as provided in the Indenture.

All terms used in this Global Security and not otherwise defined shall have the meanings ascribed to them in the Indenture.

The Indenture and the Debt Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

SCHEDULE A

EXCHANGES FOR DEFINITIVE DEBT SECURITIES

The following exchanges of parts of this Global Security for Definitive Debt Securities have been made:

Date made	Principal amount exchanged for Definitive Debt Securities	Remaining principal amount following such exchange

SCHEDULE B

REDUCTION, CANCELLATION OR CONVERSION OF DEBT SECURITIES UPON THE

EXERCISE OF ANY UK BAIL-IN POWER BY THE RELEVANT UK RESOLUTION AUTHORITY

Date made	Principal amount reduced, cancelled and/or converted	Remaining principal amount following reduction, cancellation and/or conversion

EXHIBIT B

FORM OF FLOATING RATE GLOBAL SECURITY

CUSIP No.: 404280 DB2

ISIN: US404280DB25

No.: [•]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS GLOBAL SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

BY ITS ACQUISITION OF THE DEBT SECURITIES REPRESENTED BY THIS GLOBAL SECURITY, EACH HOLDER (WHICH, FOR THESE PURPOSES, INCLUDES EACH BENEFICIAL OWNER OF THE DEBT SECURITIES) ACKNOWLEDGES, ACCEPTS, CONSENTS AND AGREES, NOTWITHSTANDING ANY OTHER TERM OF THE DEBT SECURITIES, THE INDENTURE OR ANY OTHER AGREEMENTS, ARRANGEMENTS OR UNDERSTANDINGS BETWEEN THE ISSUER AND ANY HOLDER, TO BE BOUND BY (I) THE EFFECT OF THE EXERCISE OF ANY UK BAIL-IN POWER BY THE RELEVANT UK RESOLUTION AUTHORITY IN RELATION TO ANY DEBT SECURITIES THAT (WITHOUT LIMITATION) MAY INCLUDE AND RESULT IN ANY OF THE FOLLOWING, OR SOME COMBINATION THEREOF: (A) THE REDUCTION OF ALL, OR A PORTION, OF THE AMOUNTS DUE (AS DEFINED ON THE REVERSE OF THIS GLOBAL SECURITY); (B) THE CONVERSION OF ALL, OR A PORTION, OF THE AMOUNTS DUE INTO THE ISSUER’S OR ANOTHER PERSON’S ORDINARY SHARES, OTHER SECURITIES OR OTHER OBLIGATIONS (AND THE ISSUE TO, OR CONFERRAL ON, THE HOLDER OF SUCH ORDINARY SHARES, OTHER SECURITIES OR OTHER OBLIGATIONS), INCLUDING BY MEANS OF AN AMENDMENT, MODIFICATION OR VARIATION OF THE TERMS OF THE DEBT SECURITIES OR THE INDENTURE; (C) THE CANCELLATION OF THE DEBT SECURITIES; AND/OR (D) THE AMENDMENT OR ALTERATION OF THE MATURITY OF THE DEBT SECURITIES OR AMENDMENT OF THE AMOUNT OF INTEREST PAYABLE ON THE DEBT SECURITIES, OR THE INTEREST PAYMENT DATES, INCLUDING BY SUSPENDING PAYMENT FOR A TEMPORARY PERIOD; AND (II) THE VARIATION OF THE TERMS OF THE DEBT SECURITIES OR THE INDENTURE, IF NECESSARY, TO GIVE EFFECT TO THE EXERCISE OF ANY UK BAIL-IN POWER BY THE RELEVANT UK RESOLUTION AUTHORITY.

THERE IS NO RIGHT OF ACCELERATION IN THE CASE OF NON-PAYMENT OF PRINCIPAL AND/OR INTEREST ON THE DEBT SECURITIES OR OF THE ISSUER’S FAILURE TO PERFORM ANY OF ITS OBLIGATIONS UNDER OR IN RESPECT OF THE DEBT SECURITIES. PAYMENT OF THE PRINCIPAL AMOUNT OF THE DEBT SECURITIES MAY BE ACCELERATED ONLY UPON CERTAIN EVENTS OF A WINDING UP AS SET FORTH IN THE INDENTURE.

GLOBAL SECURITY

HSBC Holdings plc

$[●]

FLOATING RATE SENIOR UNSECURED NOTES DUE 2026

This is a Global Security in respect of a duly authorized issue by HSBC Holdings plc (the “Issuer,” which term includes any successor Person under the Indenture hereinafter referred to) of debt securities, designated as specified in the title hereof, in the aggregate face amount of $[●] (the “Debt Securities”).

The Issuer, for value received, hereby promises to pay CEDE & CO., or registered assigns on March 10, 2026 (the “Maturity Date”) or on such earlier date as this Global Security may be redeemed, the principal amount hereof and to pay interest on the said principal amount from March 10, 2022 (the “Issue Date”) or the most recent Interest Payment Date on which interest has been paid or duly provided for until the Maturity Date, quarterly in arrear on March 10, June 10, September 10 and December 10 of each year, beginning on June 10, 2022 (each, an “Interest Payment Date”), at a floating rate equal to the Benchmark plus 1.430% per annum (the “Margin”). The interest rate on this Global Security shall be calculated quarterly on each applicable Interest Determination Date.

The “Benchmark” means, initially, Compounded Daily SOFR; provided that if a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Compounded Daily SOFR” means, in relation to an Interest Period, the rate of return of a daily compound interest investment (with SOFR as reference rate for the calculation of interest) during the related Observation Period and will be calculated by the Calculation Agent on the related Interest Determination Date as follows:

Where:

“Calculation Agent” means HSBC Bank USA, National Association, or its successor appointed by the Issuer pursuant to the Calculation Agent Agreement;

“Calculation Agent Agreement” means the calculation agent agreement dated as of the Issue Date between the Issuer and the Calculation Agent;

“d” means, in relation to any Observation Period, the number of calendar days in such Observation Period;

“d0” means, in relation to any Observation Period, the number of USGS Business Days in such Observation Period;

“i” means, in relation to any Observation Period, a series of whole numbers from one to d0, each representing the relevant USGS Business Day in chronological order from (and including) the first USGS Business Day in such Observation Period;

“ni” means, in relation to any USGS Business Day “i” in the relevant Observation Period, the number of calendar days from (and including) such USGS Business Day “i” up to (but excluding) the following USGS Business Day;

“Observation Period” means, in respect of each Interest Period, the period from (and including) the date which is five USGS Business Days prior to the first day of such Interest Period to (but excluding) the date which is five USGS Business Days prior to the Interest Payment Date for such Interest Period; provided that the first Observation Period shall commence on (and include) the date which is five USGS Business Days prior to the Issue Date;

“SOFR” means, in relation to any day, the rate determined by the Calculation Agent in accordance with the Indenture and the following provisions:

(i) the daily Secured Overnight Financing Rate for trades made on such day, available at or around the Reference Time on the NY Federal Reserve’s Website;

(ii) if the rate specified in (i) above is not available at or around the Reference Time for such day (and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred), the daily Secured Overnight Financing Rate in respect of the last USGS Business Day for which such rate was published on the NY Federal Reserve’s Website;

“SOFRi” means, in relation to any USGS Business Day “i” in the relevant Observation Period, SOFR in respect of such USGS Business Day; and

“USGS Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association or any successor thereto (“SIFMA”) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Notwithstanding clauses (i) and (ii) of the definition of “SOFR” above, if the Issuer (in consultation, to the extent practicable, with the Calculation Agent) or the Issuer’s designee (in consultation with the Issuer) determine on or prior to the relevant Interest Determination Date that a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to SOFR, then the “Benchmark Transition Provisions” set forth below will thereafter apply to all determinations of the rate of interest payable on the Debt Securities.

In accordance with and subject to the Benchmark Transition Provisions, after a Benchmark Transition Event and related Benchmark Replacement Date have occurred, the amount of interest that will be payable for each interest period on the Debt Securities will be determined by reference to a rate per annum equal to the Benchmark Replacement plus the Margin.

“designee” means an Affiliate or any other agent of the Issuer.

“Reference Time” means (i) if the Benchmark is Compounded Daily SOFR, for each USGS Business Day, 3:00 p.m. (New York time) on the next succeeding USGS Business Day, and (ii) if the Benchmark is not Compounded Daily SOFR, the time determined by the Issuer (in consultation, to the extent practicable, with the Calculation Agent) or the Issuer’s designee (in consultation with the Issuer) in accordance with the Benchmark Replacement Conforming Changes.

Benchmark Transition Provisions. If the Issuer (in consultation, to the extent practicable, with the Calculation Agent) or the Issuer’s designee (in consultation with the Issuer) determines that a Benchmark Transition Event and related Benchmark Replacement Date have occurred prior to the applicable Reference Time in respect of any determination of the Benchmark on any date, the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Debt Securities in respect of such determination on such date and all determinations on all subsequent dates; provided that, if the Issuer (in consultation, to the extent practicable, with the Calculation Agent) or the Issuer’s designee (in consultation with the Issuer) is unable to or does not determine a Benchmark Replacement in accordance with the provisions below prior to 5:00 p.m. (New York time) on the relevant Interest Determination Date, the interest rate for the related Interest Period will be equal to the interest rate in effect for the immediately preceding Interest Period or, in the case of the Interest Determination Date prior to the first Interest Payment Date, the initial rate of interest which would have been applicable to the Debt Securities for the first Interest Period had the Debt Securities been outstanding for a period equal in duration to the scheduled first Interest Period but ending on (and excluding) the Issue Date (and applying the Margin).

In connection with the implementation of a Benchmark Replacement, the Issuer (in consultation, to the extent practicable, with the Calculation Agent) or the Issuer’s designee (in consultation with the Issuer) will have the right to make changes to (i) any Interest Determination Date, Interest Payment Date, Reference Time, business day convention or Interest Period, (ii) the manner, timing and frequency of determining the rate and amounts of interest that are payable on the Debt Securities and the conventions relating to such determination and calculations with respect to interest, (iii) rounding conventions, (iv) tenors and (v) any other terms or provisions of the Debt Securities, in each case that the Issuer (in consultation, to the extent practicable, with the Calculation Agent) or the Issuer’s designee (in consultation with the Issuer) determine, from time to time, to be appropriate to reflect the determination and implementation of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Issuer (in consultation, to the extent practicable, with the Calculation Agent) or the Issuer’s designee (in consultation with the Issuer) decide that implementation of any portion of such market practice is not administratively feasible or determine that no market practice for use of the Benchmark Replacement exists, in such other manner as the Issuer (in consultation, to the extent practicable, with the Calculation Agent) or the Issuer’s designee (in consultation with the Issuer) determine is appropriate (acting in good faith)) (the “Benchmark Replacement Conforming Changes”). Any Benchmark Replacement Conforming Changes will apply to the Debt Securities for all future Interest Periods.

The Issuer will promptly give notice of the determination of the Benchmark Replacement, the Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes to the Trustee, the Paying Agent, the Calculation Agent and the Holders, provided that failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such determination.

All percentages resulting from any calculation in connection with any interest rate in respect of this Global Security shall be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (for example, 9.876545% (or 0.09876545) would be rounded to 9.87655% (or 0.0987655)), and all Applicable Currency amounts would be rounded to the nearest cent, with one-half cent being rounded upward.

All determinations, decisions, elections and any calculations made by the Issuer, the Calculation Agent or the Issuer’s designee for the purposes of calculating the applicable interest on the Debt Securities will be conclusive and binding on the Holders, the Issuer, the Trustee and the Paying Agent, absent manifest error. If made by the Issuer, such determinations, decisions, elections and calculations will be made in consultation with the Calculation Agent, to the extent practicable. If made by the Issuer’s designee, such determinations, decisions, elections and calculations will be made after consulting with the Issuer, and the Issuer’s designee will not make any such determination, decision, election or calculation to which the Issuer objects. Notwithstanding anything to the contrary in the Indenture or the Debt Securities, any determinations, decisions, calculations or elections made in accordance with this provision will become effective without consent from the Holders or any other party.

Any determination, decision or election relating to the Benchmark not made by the Calculation Agent will be made on the basis described above. The Calculation Agent shall have no liability for not making any such determination, decision or election. In addition, the Issuer may designate an entity (which may be the Issuer’s Affiliate) to make any determination, decision or election that the Issuer has the right to make in connection with the determination of the Benchmark.

Notwithstanding any other provision of “Benchmark Transition Provisions” set forth above, no Benchmark Replacement will be adopted, nor will the applicable Benchmark Replacement Adjustment be applied, nor will any Benchmark Replacement Conforming Changes be made, if in the Issuer’s determination, the same could reasonably be expected to prejudice the qualification of the Debt Securities as eligible liabilities or loss absorbing capacity instruments for the purposes of the Loss Absorption Regulations.

By its acquisition of the Debt Securities, each Holder (which, for these purposes, includes each beneficial owner) (i) acknowledges, accepts, consents and agrees to be bound by the Issuer’s or its designee’s determination of a Benchmark Transition Event, a Benchmark Replacement Date, the Benchmark Replacement, the Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes, including as may occur without any prior notice from the Issuer and without the need for the Issuer to obtain any further consent from such Holder, (ii) waives any and all claims, in law and/or in equity, against the Trustee, the Paying Agent and the Calculation Agent or the Issuer’s designee for, agrees not to initiate a suit against the Trustee, the Paying Agent and the Calculation Agent or the Issuer’s designee in respect of, and agrees that none of the Trustee, the Paying Agent or the Calculation Agent or the Issuer’s designee will be liable for, the determination of or the failure to determine any Benchmark Transition Event, any Benchmark Replacement Date, any Benchmark Replacement, any Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes, and any losses suffered in connection therewith and (iii) agrees that none of the Trustee, the Paying Agent or the Calculation Agent or the Issuer’s designee will have any obligation to determine any Benchmark Transition Event, any Benchmark Replacement Date, any Benchmark Replacement, any Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes (including any adjustments thereto), including in the event of any failure by the Issuer to determine any Benchmark Transition Event, any Benchmark Replacement Date, any Benchmark Replacement, any Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes.

“Applicable Currency” means Dollars.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Issuer (in consultation, to the extent practicable, with the Calculation Agent) or the Issuer’s designee (in consultation with the Issuer) as of the Benchmark Replacement Date:

(i)

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor (if any) and (b) the Benchmark Replacement Adjustment;

(ii)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and

(iii)

the sum of: (a) the alternate rate of interest that has been selected by the Issuer (in consultation, to the extent practicable, with the Calculation Agent) or the Issuer’s designee (in consultation with the Issuer) as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for Dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment;

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Issuer (in consultation, to the extent practicable, with the Calculation Agent) or the Issuer’s designee (in consultation with the Issuer) as of the Benchmark Replacement Date:

(i)

the spread adjustment (which may be a positive or negative value or zero) that has been (a) selected or recommended by the Relevant Governmental Body or (b) determined by the Issuer (in consultation, to the extent practicable, with the Calculation Agent) or the Issuer’s designee (in consultation with the Issuer) in accordance with the method for calculating or determining such spread adjustment that has been selected or recommended by the Relevant Governmental Body, in each case for the applicable Unadjusted Benchmark Replacement;

(ii)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(iii)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Issuer (in consultation, to the extent practicable, with the Calculation Agent) or the Issuer’s designee (in consultation with the Issuer) giving due consideration to industry-accepted spread adjustments (if any), or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated floating rate notes at such time.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(i)

in the case of clause (i) or (ii) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(ii)	in the case of clause (iii) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(i)

a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(ii)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(iii)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Business Day” means a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England, and in the City of New York, New York.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustments) as the applicable tenor for the then-current Benchmark.

“HSBC” means the Issuer together with its subsidiary undertakings.

“Interest Determination Date” means the third Business Day preceding the applicable Interest Payment Date.

“Interest Period” means the period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date; provided that the first Interest Period will begin on (and include) the Issue Date and will end on (but exclude) the first Interest Payment Date.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. (“ISDA”) or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“NY Federal Reserve’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org (or any successor website).

“Relevant Governmental Body” means the Federal Reserve and/or the Federal Reserve Bank of New York (“NY Federal Reserve”), or a committee officially endorsed or convened by the Federal Reserve and/or the NY Federal Reserve or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Interest in respect of this Global Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name this Global Security (or one or more Predecessor Global Securities) is registered at the close of business on the Regular Record Date for such interest.

Payment of interest, if any, in respect of this Global Security may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Register, or by wire transfer or transfer by any other means to an account designated in writing by such Person to the Paying Agent at least 15 days prior to such payment date.

Any interest in respect of this Global Security that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holders thereof on the relevant Regular Record Date by virtue of their having been such Holders; and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in Clause (i) or (ii) below:

(i)

The Issuer may elect to make payment of such Defaulted Interest to the Persons in whose names this Global Security (or its respective Predecessor Global Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the manner provided for in the Indenture.

(ii)

The Issuer may make payment of any Defaulted Interest on this Global Security in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Global Security may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

All payments made under or with respect to this Global Security shall be paid by the Issuer, without deduction or withholding for, or on account of, any and all present and future taxes, levies, imposts, duties, charges, fees, deductions or withholdings whatsoever imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or taxing authority thereof or therein having the power to tax (each, a “Taxing Jurisdiction”), unless required by law. If such deduction or withholding shall at any time be required by the law of the Taxing Jurisdiction, the Issuer shall pay such additional amounts in respect of payments of interest only (and not principal) on this Global Security (“Additional Amounts”) as may be necessary so that the net amounts (including Additional Amounts) paid to the Holders, after such deduction or withholding, shall be equal to the respective amounts of interest which the Holders would have been entitled to receive in respect of this Global Security in the absence of such deduction or withholding; provided that the foregoing shall not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding which: (i) would not be payable or due but for the fact that the Holder or the beneficial owner of this Global Security is domiciled in, or is a national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the Taxing Jurisdiction or otherwise has some connection or former connection with the Taxing Jurisdiction other than the holding or ownership of this Global Security, or the collection of interest payments on, or the enforcement of, this Global Security; (ii) would not be payable or due but for the fact that this Global Security (x) is presented for payment in the Taxing Jurisdiction or (y) is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the Holder would have been entitled to such Additional Amount on presenting the same for payment at the close of such 30 day period; (iii) would not have been imposed if presentation for payment of this Global Security had been made to a paying agent other than the paying agent to which the presentation was made; (iv) is imposed in respect of a Holder that is not the sole beneficial owner of the interest, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment; (v) is imposed because of the failure to comply by the Holder or the beneficial owner of this Global Security or the beneficial owner of any payment on this Global Security with a request from the Issuer addressed to the Holder or the beneficial owner, including a written request from the Issuer related to a claim for relief under any applicable double tax treaty (x) to provide information concerning the nationality, residence, identity or connection with a taxing jurisdiction of the Holder or the beneficial owner, or (y) to make any declaration or other similar claim to satisfy any information or reporting requirement, if the information or declaration is required or imposed by a statute, treaty, regulation, ruling or administrative practice of the Taxing Jurisdiction as a precondition to exemption from withholding or deduction of all or part of the tax, duty, assessment or other governmental charge; (vi) is imposed in respect of any estate, inheritance, gift, sale, transfer, personal property, wealth or similar tax, duty, assessment or other governmental charge; or (vii) is imposed in respect of any combination of the above items.

Whenever in this Global Security there is mentioned, in any context, the payment of any interest on, or in respect of, any Debt Security or the net proceeds received on the sale or exchange of any Debt Security, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

Upon any exchange of a portion of this Global Security for a definitive Debt Security, the portion of the principal amount hereof so exchanged shall be endorsed by the Registrar on Schedule A hereto. The principal amount hereof shall be reduced for all purposes by the amount so exchanged and endorsed.

Reference is hereby made to the further provisions of this Global Security set forth on the reverse hereof, which further provisions shall for the purposes hereof have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee or an authenticating agent, this Global Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

By:

HSBC Holdings plc, as Issuer

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities of a series issued under the within-mentioned Indenture.

By:
Dated:
The Bank of New York Mellon, London Branch, as Trustee

[Signature Page to the Floating Rate Global Note]

REVERSE OF GLOBAL SECURITY

$[●]

FLOATING RATE SENIOR UNSECURED NOTES DUE 2026

This Global Security is one of a duly authorized issue of Debt Securities issued and to be issued in one or more series under and governed by an Indenture dated as of August 26, 2009 (as amended or supplemented from time to time), by and among the Issuer, The Bank of New York Mellon, London Branch, as trustee (the “Trustee,” which term includes any successor trustee under the Indenture), and HSBC Bank USA, National Association (“HBUS”), as registrar and paying agent (the “Base Indenture”), as amended and supplemented by a twenty-fourth Supplemental Indenture dated as of March 10, 2022 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Issuer, the Trustee and HBUS, as paying agent, registrar and calculation agent (the “Agent”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee, the Holders and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered.

Under the terms of the Indenture, the Debt Securities may be redeemed, in whole but not in part, at the Issuer’s sole discretion, on not less than 10 nor more than 60 days’ notice, at any time at a Redemption Price equal to the principal amount thereof, together with accrued interest, if any, to the date fixed for redemption, if, at any time, the Issuer determines that:

(i) in making payment under the Debt Securities in respect of principal (or premium, if any) interest, or missed payment the Issuer has or shall or would become obligated to pay Additional Amounts as provided in the Indenture and in this Global Security provided such obligation to pay Additional Amounts results from a change in or amendment to the laws of the Taxing Jurisdiction, or any change in the official application or interpretation of such laws (including a decision of any court or tribunal), or any change in, or in the official application or interpretation of, or execution of, or amendment to, any treaty or treaties affecting taxation to which the United Kingdom is a party, which change, amendment or execution becomes effective on or after the Issue Date; or

(ii) the payment of interest in respect of the Debt Securities has become or will or would be treated as a “distribution” within the meaning of Section 1000 of the Corporation Tax Act 2010 of the United Kingdom (or any statutory modification or reenactment thereof for the time being) as a result of a change in or amendment to the laws of the Taxing Jurisdiction, or any change in the official application or interpretation of such laws, including a decision of any court, which change or amendment becomes effective on or after the Issue Date; provided, however that, in the case of (i) above, no notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such Additional Amounts were a payment in respect of the Debt Securities then due.

Under the terms of the Indenture, the Debt Securities may be redeemed, in whole but not in part, at the Issuer’s sole discretion, on not less than 10 nor more than 60 days’ notice, on the Par Redemption Date. The Redemption Price will be equal to 100% of their principal amount plus any accrued and unpaid interest to (but excluding) the Par Redemption Date.

“Par Redemption Date” means March 10, 2025.

Under the terms of the Indenture, the Issuer may, in its sole discretion, following the occurrence of a Loss Absorption Disqualification Event, on not less than 10 nor more than 60 days’ notice, within 90 days of the occurrence of the relevant Loss Absorption Disqualification Event, redeem the Debt Securities in whole, but not in part (such option to redeem being referred to herein as a “Loss Absorption Disqualification Event Redemption Option”), at a Redemption Price equal to 100% of their principal amount, plus any accrued and unpaid interest to (but excluding) the applicable Redemption Date.

A “Loss Absorption Disqualification Event” shall be deemed to have occurred if the Debt Securities become fully or partially ineligible to meet the Issuer’s or the HSBC Group’s minimum requirements for (A) eligible liabilities and/or (B) loss absorbing capacity instruments, in each case as determined in accordance with and pursuant to the relevant Loss Absorption Regulations applicable to the Issuer or the HSBC Group, as a result of any:

(a) Loss Absorption Regulation becoming effective after the Issue Date; or

(b) amendment to, or change in, any Loss Absorption Regulation, or any change in the application or official interpretation of any Loss Absorption Regulation, in any such case becoming effective on or after the Issue Date, provided, however, that a Loss Absorption Disqualification Event shall not occur where the exclusion of the Debt Securities from the relevant minimum requirement(s) is due to the remaining maturity of the Debt Securities being less than any period prescribed by any applicable eligibility criteria for such minimum requirement(s) under the relevant Loss Absorption Regulations effective with respect to the Issuer and/or the HSBC Group on the Issue Date.

If the Issuer determines, in its sole discretion, that the inclusion of the Loss Absorption Disqualification Event Redemption Option provisions in the terms of the Indenture and the Debt Securities could reasonably be expected to cause a Loss Absorption Disqualification Event to occur, then the provisions relating to the Loss Absorption Disqualification Event Redemption Option shall be deemed not to apply for all purposes relating to the Debt Securities and the Issuer shall not have any right to redeem the Debt Securities pursuant to a Loss Absorption Disqualification Event Redemption Option. In such circumstances, the Issuer shall promptly provide notice to the Trustee, the Paying Agent, the Calculation Agent and the Holders that the Loss Absorption Disqualification Event Redemption Option does not apply; provided that failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such determination. No action taken in accordance with this paragraph shall be deemed to be an amendment requiring the consent of Holders under Section 9.02 of the Base Indenture.

Notwithstanding anything to the contrary in the Indenture, the Issuer may only redeem or repurchase the Debt Securities prior to the Maturity Date pursuant to the Indenture if the Issuer has obtained any Relevant Supervisory Consent.

An “Event of Default” with respect to the Debt Securities means any one of the following events: (i) an order is made by an English court which is not successfully appealed within 30 days after the date such order was made for winding up of the Issuer other than in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency; or (ii) an effective resolution is validly adopted by the Issuer’s shareholders for winding up of the Issuer other than in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency.

A “Default” with respect to the Debt Securities means any one of the following events: (i) failure to pay principal or premium, if any, on the Debt Securities at maturity, and such default continues for a period of 30 days; or (ii) failure to pay any interest on the Debt Securities when due and payable, which failure continues for 30 days.

If a Default occurs, the Trustee may institute proceedings in England (but not elsewhere) for the Issuer’s winding up; provided that the Trustee may not, upon the occurrence of a Default, accelerate the maturity of any Debt Securities then Outstanding, unless an Event of Default has occurred and is continuing.

Notwithstanding the immediately preceding two paragraphs, failure to make any payment in respect of the Debt Securities shall not be a Default in respect of the Debt Securities if such payment is withheld or refused: (i) in order to comply with any fiscal or other law or regulation or with the order of any court of competent jurisdiction, in each case applicable to such payment; or (ii) in case of doubt as to the validity or applicability of any such law, regulation or order, in accordance with advice given as to such validity or applicability at any time during the said grace period of 30 days by independent legal advisers acceptable to the Trustee; provided, however, that the Trustee may, by notice to the Issuer, require the Issuer to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the Trustee may be advised in an opinion of counsel, upon which opinion the Trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case the Issuer shall forthwith take and expeditiously proceed with such action and shall be bound by any final resolution of the doubt resulting therefrom. If any such resolution determines that the relevant payment can be made without violating any applicable law, regulation or order then the preceding sentence shall cease to have effect and the payment shall become due and payable on the expiration of the relevant grace period of 30 days after the Trustee gives written notice to the Issuer informing the Issuer of such resolution.

By its acquisition of the Debt Securities represented by this Global Security, each Holder (which, for these purposes, includes each beneficial owner of the Debt Securities) acknowledges, accepts, consents and agrees to be bound by the terms of the Debt Securities related to the limited remedies available under the Indenture and the Debt Securities for a non-payment of principal and/or interest on the Debt Securities.

If an Event of Default with respect to the Debt Securities of this series shall occur and be continuing, the principal of all of the Debt Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture and this Global Security. The Indenture provides that in certain circumstances such declaration and its consequences may be rescinded and annulled by the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of such series. If a Default with respect to Debt Securities of this series occurs and is continuing, the Trustee may pursue certain remedies as set forth in the Indenture. The Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of this series may on behalf of all the Holders waive any past Event of Default or any Default under the Indenture or the Debt Securities and its consequences except a default (i) in the payment of principal of (or premium, if any, on) or any installment of interest on any of the Debt Securities or (ii) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of this Debt Security, and any such consent or waiver shall bind every future Holder of this Debt Security and of any Debt Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debt Security or such other Debt Securities.

The Indenture contains provisions permitting the Issuer and the Trustee (i) without the consent of the Holders of any Debt Securities issued under the Indenture to execute one or more supplemental indentures for certain enumerated purposes, such as to cure any ambiguity or to secure the Debt Securities, and (ii) with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series of Debt Securities affected thereby, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of Holders under the Indenture; provided that, with respect to certain enumerated provisions, no such supplemental indenture may be entered into without the consent of the Holder of each Outstanding Debt Security affected thereby. The Indenture also permits the Holders of at least a majority in aggregate principal amount of the Outstanding

Debt Securities of each series to be affected, on behalf of the Holders of all Debt Securities of such series, to waive compliance by the Issuer with certain restrictive provisions of the Indenture. Any such consent or waiver by the Holder of this Global Security shall bind every future Holder of this Global Security and of any Global Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Global Security or such other Global Securities.

Subject to the terms of the Indenture, the Depositary may surrender this Global Security or any portion hereof in exchange, in whole or in part, for definitive Debt Securities, of this series in registered form and the Registrar, acting on behalf of the Issuer, shall authenticate and deliver in exchange for this Global Security or the portions thereof to be exchanged, an equal aggregate face amount of definitive Debt Securities (duly countersigned) in the numbers and in the names advised by the Depositary.

By its acquisition of the Debt Securities represented by this Global Security, each Holder (which, for these purposes, includes each beneficial owner of the Debt Securities) acknowledges, accepts, consents and agrees, notwithstanding any other term of the Debt Securities, the Indenture or any other agreements, arrangements or understandings between the Issuer and any Holder, to be bound by (i) the effect of the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority in relation to any Debt Securities that may include (without limitation) and result in any of the following, or some combination thereof: (a) the reduction of all, or a portion, of the Amounts Due; (b) the conversion of all, or a portion, of the Amounts Due into the Issuer’s or another Person’s ordinary shares, other securities or other obligations (and the issue to, or conferral on, the Holder of such ordinary shares, other securities or other obligations), including by means of an amendment, modification or variation of the terms of the Debt Securities or the Indenture; (c) the cancellation of the Debt Securities; and/or (d) the amendment or alteration of the maturity of the Debt Securities or amendment of the amount of interest payable on the Debt Securities, or the Interest Payment Dates, including by suspending payment for a temporary period; and (ii) the variation of the terms of the Debt Securities or the Indenture, if necessary, to give effect to the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority. No repayment or payment of Amounts Due shall become due and payable or be paid after the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise. Moreover, each Holder (which, for these purposes, includes each beneficial owner of the Debt Securities) consents to the exercise of any UK Bail-in Power as it may be imposed without any prior notice by the Relevant UK Resolution Authority of its decision to exercise such power with respect to the Debt Securities.

“Amounts Due” means the principal amount of, and any accrued and unpaid interest, including any Additional Amounts, on, the Debt Securities. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority.

“Loss Absorption Regulations” means, at any time, the laws, regulations, requirements, guidelines, rules, standards and policies from time to time relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments in effect in the UK and applicable to the Issuer from time to time, including, without limitation to the generality of the foregoing, the Banking Act and UK CRR (whether or not such requirements, guidelines or policies are applied generally or specifically to the Issuer or to the Issuer and any of its holding or subsidiary companies or any subsidiary of any such holding company) in each case as amended, supplemented or replaced from time to time.

“PRA” means the UK Prudential Regulation Authority or any successor entity.

“Relevant Regulator” means the PRA or any successor entity or other entity primarily responsible for the prudential supervision of the Issuer.

“Relevant Supervisory Consent” means, in relation to any redemption or purchase of the Notes, any required permission of the Relevant Regulator applicable to the Company or the Relevant UK Resolution Authority (as applicable). For the avoidance of doubt, Relevant Supervisory Consent will not be required if either (i) none of the Debt Securities qualify as part of the Issuer’s regulatory capital, or own funds and eligible liabilities or loss absorbing capacity instruments, as the case may be, each pursuant to the Loss Absorption Regulations, (ii) the relevant Debt Securities are repurchased for market-making purposes in accordance with any permission given by the Relevant Regulator pursuant to the Loss Absorption Regulations within the limits prescribed in such permission or (iii) the relevant Debt Securities are being redeemed or repurchased pursuant to any general prior permission granted by the Relevant Regulator or the Relevant UK Resolution Authority (as applicable) pursuant to the Loss Absorption Regulations within the limits prescribed in such permission.

“Relevant UK Resolution Authority” means any authority with the ability to exercise a UK Bail-in Power.

“UK Bail-in Legislation” means Part I of the Banking Act and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“UK Bail-in Power” means the powers under the UK Bail-in Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, write-down, transfer, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

“UK CRR” means Regulation (EU) No. 575/2013 on prudential requirements for credit institutions and investment firms of the European Parliament and of the Council of 26 June 2013, as amended or supplemented from time to time, as it forms part of domestic law in the UK by virtue of the EUWA.

By its acquisition of the Debt Securities, each Holder (which, for these purposes, includes each beneficial owner of the Debt Securities): (i) acknowledges and agrees that the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority with respect to the Debt Securities shall not give rise to a Default or Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act; (ii) to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of (x) the UK Bail-in Power by the Relevant UK Resolution Authority with respect to the Debt Securities or (y) the limited remedies available under the Indenture and the Debt Securities for a non-payment of principal and/or interest on the Debt Securities; and (iii) acknowledges and agrees that, upon the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority, the Trustee shall not be required to take any further directions from Holders under Section 5.11 (Control by Holders of Debt Securities) of the Base Indenture; and that the Indenture shall not impose any duties upon the Trustee whatsoever with respect to the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority.

Notwithstanding clause (iii) of the immediately preceding paragraph, if, following the completion of the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority, the Debt Securities remain outstanding (for example, if the exercise of the UK Bail-in Power results in only a partial write-down of the principal of the Debt Securities), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Debt Securities following such completion to the extent that the Issuer and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Indenture; provided, however that notwithstanding the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority, there shall at all times be a Trustee hereunder pursuant to, and in accordance with Section 6.09 of the Base Indenture, and the resignation and/or removal of the Trustee and the appointment of a successor trustee shall continue to be governed by Section 6.10 and Section 6.11 of the Base Indenture, including to the extent no supplemental indenture or amendment to the Indenture is agreed upon pursuant to the Indenture in the event the Debt Securities remain outstanding following the completion of the exercise of the UK Bail-in Power.

It is the intention of the Issuer and the Trustee that the Issuer’s obligations to indemnify the Trustee and the Agent in accordance with Section 6.07 of the Base Indenture (for the avoidance of doubt, as amended by Section 4.01 of the second supplemental indenture dated May 25, 2016) shall survive any exercise of the UK Bail-in Power by the Relevant UK Resolution Authority.

The exercise of the UK Bail-in Power by the Relevant UK Resolution Authority with respect to the Debt Securities shall not constitute an Event of Default or a Default.

In addition to the right to enter into supplemental indentures pursuant to Section 9.01 and Section 9.02 of the Base Indenture, the Issuer and the Trustee may enter into one or more indentures supplemental to the Indenture to modify and amend the terms of the Indenture or the Debt Securities, without the further consent of any Holders, to the extent necessary to give effect to the exercise by the Relevant UK Resolution Authority of the UK Bail-in Power.

Upon the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority with respect to the Debt Securities, the Issuer shall provide a written notice to the Holders through DTC as soon as practicable regarding such exercise of the UK Bail-in Power for purposes of notifying Holders and beneficial owners of the Debt Securities of such occurrence. The Issuer shall also deliver a copy of such notice to the Trustee for information purposes.

Upon the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority that results in the reduction or cancellation of all, or a portion, of the principal amount of this Global Security and/or the conversion of all, or a portion, of the principal amount of this Global Security into shares or other securities or other obligations of the Issuer or another person, the portion of the principal amount hereof so reduced, cancelled and/or converted shall be endorsed by the Registrar on Schedule B hereto. The principal amount hereof shall be reduced for all purposes by the amount so reduced, cancelled and/or converted.

By its acquisition of a Debt Security, each Holder (which, for these purposes, includes each beneficial owner of the Debt Securities) of the Debt Securities shall be deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds the Debt Securities to take any and all necessary action, if required, to implement the exercise of any UK Bail-in Power with respect to the Debt Securities as it may be imposed, without any further action or direction on the part of such Holder or beneficial owner, the Trustee or the Agent (and any other agent acting in connection with the relevant series of Debt Securities).

To the fullest extent permitted by law, the Holders and the Trustee, in respect of any claims of such Holders to payment of any principal, premium or interest in respect of the Debt Securities, by their acceptance of the Debt Securities, shall be deemed to have waived any right of set-off or counterclaim that such Holders or, as the case may be, the Trustee in such respect, might otherwise have.

ANY HOLDER (WHICH, FOR THESE PURPOSES, INCLUDES EACH BENEFICIAL OWNER OF THE DEBT SECURITIES) THAT ACQUIRES THE DEBT SECURITIES IN THE SECONDARY MARKET AND ANY SUCCESSORS, ASSIGNS, HEIRS, EXECUTORS, ADMINISTRATORS, TRUSTEES IN BANKRUPTCY AND LEGAL REPRESENTATIVES OF ANY HOLDER OR BENEFICIAL OWNER OF THE DEBT SECURITIES SHALL BE DEEMED TO ACKNOWLEDGE, AGREE TO BE BOUND BY AND CONSENT TO THE SAME PROVISIONS SPECIFIED HEREIN TO THE SAME EXTENT AS THE HOLDERS OR BENEFICIAL OWNERS OF THE DEBT SECURITIES THAT ACQUIRE THE DEBT SECURITIES UPON THEIR INITIAL ISSUANCE, INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO THE ACKNOWLEDGEMENT AND AGREEMENT TO BE BOUND BY AND CONSENT TO THE TERMS OF THE DEBT SECURITIES RELATED TO THE UK BAIL-IN POWER, THE BENCHMARK AND THE LIMITED REMEDIES AVAILABLE UNDER THE INDENTURE AND THE DEBT SECURITIES FOR A NON-PAYMENT OF PRINCIPAL AND/OR INTEREST ON THE DEBT SECURITIES.

The Indenture and the Debt Securities may be amended and modified as provided in the Indenture.

All terms used in this Global Security and not otherwise defined shall have the meanings ascribed to them in the Indenture.

The Indenture and the Debt Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

SCHEDULE A

EXCHANGES FOR DEFINITIVE DEBT SECURITIES

The following exchanges of parts of this Global Security for Definitive Debt Securities have been made:

Date made	Principal amount exchanged for Definitive Debt Securities	Remaining principal amount following such exchange

SCHEDULE B

REDUCTION, CANCELLATION OR CONVERSION OF DEBT SECURITIES UPON THE

EXERCISE OF ANY UK BAIL-IN POWER BY THE RELEVANT UK RESOLUTION AUTHORITY

Date made	Principal amount reduced, cancelled and/or converted	Remaining principal amount following reduction, cancellation and/or conversion